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                               PURCHASE AGREEMENT

                                      among

                      KONINKLIJKE PHILIPS ELECTRONICS N.V.,

                 PHILIPS ELECTRONICS NORTH AMERICA CORPORATION,

                        PHILIPS BROADBAND NETWORKS, INC.

                                       and

                                 C-COR.NET CORP.

                            Dated as of July 8, 2002




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


                                TABLE OF CONTENTS


                                    ARTICLE I
                              DEFINITIONS AND TERMS

Section 1.1   Specific Definitions.............................................1
Section 1.2   Other Terms.....................................................11
Section 1.3   Other Definitional Provisions; Interpretation...................11

                                   ARTICLE II
                        PURCHASE AND SALE OF THE BUSINESS

Section 2.1   Purchase and Sale of Company Shares and Non-U.S. Assets and
Assumption of Non-U.S. Liabilities............................................12
Section 2.2   Closing.........................................................13
Section 2.3   Post-Closing Adjustments........................................13
Section 2.4   Deliveries by Purchaser or its Designees........................15
Section 2.5   Deliveries by Seller, the Local Sellers and the Company.........16

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                    SELLER, THE LOCAL SELLERS AND THE COMPANY

Section 3.1   Organization and Authority......................................16
Section 3.2   Corporate Authorization.........................................17
Section 3.3   Capitalization..................................................18
Section 3.4   Subsidiaries....................................................18
Section 3.5   Consents and Approvals..........................................18
Section 3.6   Noncontravention................................................19
Section 3.7   Assets Necessary to Conduct the Business........................19
Section 3.8   Financial Statements............................................19
Section 3.9   Undisclosed Liabilities.........................................19
Section 3.10  Litigation and Claims...........................................20
Section 3.11  Taxes...........................................................20
Section 3.12  Employee Benefits...............................................21
Section 3.13  Labor Matters...................................................23
Section 3.14  Compliance with Laws............................................24
Section 3.15  Environmental Matters...........................................24
Section 3.16  Contracts.......................................................24
Section 3.17  Inventory.......................................................25
Section 3.18  Title to Personal Property Assets...............................25
Section 3.19  Finders' Fees...................................................25
Section 3.20  Real Property...................................................26
Section 3.21  Absence of Change...............................................27
Section 3.22  Warranty Claims.................................................28

Section 3.23  Insurance.......................................................28
Section 3.24  Asset Acquisitions or Dispositions..............................29
Section 3.25  Permits.........................................................29
Section 3.26  Transactions with Affiliates....................................29
Section 3.27  Intellectual Property...........................................29
Section 3.28  Books and Records...............................................30
Section 3.29  Accounts........................................................30
Section 3.30  Relationship with Suppliers and Customers.......................31

                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                           PURCHASER AND ITS DESIGNEES

Section 4.1   Organization and Qualification..................................31
Section 4.2   Corporate Authorization.........................................31
Section 4.3   Consents and Approvals..........................................32
Section 4.4   Noncontravention................................................32
Section 4.5   Finders' Fees...................................................32
Section 4.6   Financial Capability; No Financing..............................32
Section 4.7   Purchase for Investment.........................................32

                                    ARTICLE V
                                    COVENANTS

Section 5.1   Pre-Closing Covenants of Seller.................................33
Section 5.2   Other Pre-Closing Covenants and Certain Agreements..............34
Section 5.3   Other Post-Closing Covenants....................................38
Section 5.4   Employee Relations and Benefits.................................51
Section 5.5   Non-U.S. Employees..............................................54
Section 5.6   Insurance Matters...............................................56
Section 5.7   Names Following Closings........................................57
Section 5.8   Special Dividend................................................57

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

Section 6.1   Conditions to the Obligations of Purchaser and Sellers..........58
Section 6.2   Conditions to the Obligations of Purchaser......................58
Section 6.3   Conditions to the Obligations of Seller.........................59

                                   ARTICLE VII
                            SURVIVAL; INDEMNIFICATION

Section 7.1   Survival........................................................60
Section 7.2   Indemnification by Purchaser....................................60
Section 7.3   Indemnification by Seller.......................................61


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

Section 7.4   Third Party Claim Indemnification Procedures....................61
Section 7.5   Computation of Losses Subject to Indemnification................62
Section 7.6   Threshold for Recovery; Aggregate Limit on Indemnity............63
Section 7.7   Knowledge.......................................................63
Section 7.8   Exclusive Remedy; Limitation on Liability.......................63
Section 7.9   Recovery for Lost Profits.......................................64

                                  ARTICLE VIII
                                   TERMINATION

Section 8.1   Termination.....................................................64
Section 8.2   Effect of Termination...........................................65

                                   ARTICLE IX
                                  MISCELLANEOUS

Section 9.1   Notices.........................................................65
Section 9.2   Amendment.......................................................66
Section 9.3   Assignment......................................................67
Section 9.4   Entire Agreement................................................67
Section 9.5   Disclosure Schedules............................................67
Section 9.6   Fulfillment of Obligations......................................67
Section 9.7   Parties in Interest; No Third Party Beneficiaries...............67
Section 9.8   Public Disclosure...............................................68
Section 9.9   Requests for and Return of Information..........................68
Section 9.10  Expenses........................................................68
Section 9.11  Amounts Paid and Calculated in Euros; Receivables
              and Payable Currency............................................68
Section 9.12  No Other Representations or Warranties; No Statements Made
              as to Projections or Prospects; Authorized Representatives;
              Bulk Sales......................................................68
Section 9.13  Governing Law and Venue; Waiver of Jury Trial...................69
Section 9.14  No Right to Dissolution Under Law;
              Textual Interpretation of This Agreement
              to Control......................................................70
Section 9.15  Works Counsel...................................................71
Section 9.16  Counterparts....................................................71
Section 9.17  Headings........................................................71
Section 9.18  Severability....................................................71

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

EXHIBITS

EXHIBIT A:    Technology Transfer and License Agreement
EXHIBIT B:    Trademark Transfer and License Agreement
EXHIBIT C:    Transition Services Agreement
EXHIBIT D:    Knowledge of Sellers
EXHIBIT E:    Local Sellers
EXHIBIT F:    Form of Local Asset Transfer Agreement
EXHIBIT G:    Seller Accounting Policies



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


                  PURCHASE AGREEMENT, dated as of July 8, 2002, among
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KONINKLIJKE PHILIPS ELECTRONICS N.V., a limited liability company organized under the laws of The Netherlands ("Seller"), PHILIPS ELECTRONICS NORTH AMERICA
                                    ------
CORPORATION, a Delaware corporation ("PENAC"), PHILIPS BROADBAND NETWORKS, INC.,
                                      -----
a Delaware corporation (the "Company"), and C-COR.NET CORP., a Pennsylvania
                             -------
corporation ("Purchaser") (each a "Party", and collectively, "Parties").
              ---------            -----                      -------

                              W I T N E S S E T H:

                  WHEREAS, Seller desires to sell to Purchaser its worldwide
                  -------
business activities presently known as Philips Broadband Network and Purchaser desires to purchase the Philips Broadband Network business;

                  WHEREAS, Seller indirectly owns all of the issued and
                  -------
outstanding shares of common stock of the Company (the "Company Shares") and conducts the Business (as hereinafter defined) in the United States through the Company;

                  WHEREAS, the Parties hereto desire that Seller sell, transfer
                  -------
and assign, or cause the Local Sellers (as hereinafter defined) to sell, transfer and assign, to Purchaser or its designees, and that Purchaser purchase and assume, or cause its designees to purchase and assume, from Seller or the Local Sellers the Business by way of the purchase of all of the Company Shares on a 100% equity basis, the assignment, transfer and conveyance to Purchaser or its designees of all of Seller's and each Local Seller's right, title and interest in and to the Non-U.S. Assets (as hereinafter defined) and the assumption by Purchaser or its designees of the Non-U.S. Liabilities (as hereinafter defined), except as otherwise provided herein;

                  NOW, THEREFORE, in consideration of the mutual covenants and
                  --------------
undertakings contained herein, and subject to and on the terms and conditions herein set forth, the Parties agree as follows:

                                   ARTICLE I

                              DEFINITIONS AND TERMS

                  Section 1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

"Accounts Payable" shall mean all amounts owing on open account to creditors for
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         goods and services primarily related to the Business and existing as of the close of business on the Closing Date.

"Accounts Receivable" shall mean all amounts owed to the Business for
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         merchandise or services sold on open account, primarily related to the
         Business and existing as of the close of business on the Closing Date.

"Actuarial Memorandum" shall have the meaning set forth in Section 2.3(a).
 --------------------

"ADSP" shall have the meaning set forth in Section 5.3(e)(i)(B).
 ----

"Affiliate" shall mean, with respect to any Person, any Persons directly or
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         indirectly controlling, controlled by, or under common control with, such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made.

"Agreement" shall mean this Agreement, as the same may be amended, modified or
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         supplemented from time to time in accordance with the terms hereof.

"AGUB" shall have the meaning set forth in Section 5.3(e)(i)(B).
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"Ancillary Agreements" shall mean each of (i) the Technology Transfer and
 --------------------
         License Agreement, the Trademark Transfer and License Agreement and the Transition Services Agreement forms of which are attached hereto as Exhibits A, B, and C respectively, (ii) the Local Asset Transfer Agreement, a form of which is attached hereto as Exhibit F, and (iii) the agreements attached and executed pursuant to any of the foregoing agreements (the "Ancillary Agreement Exhibits") effective, with respect thereto, only as of the execution of each of such Ancillary Agreement Exhibits.

"Applicable Employee Benefit Law" shall have the meaning set forth in Section
 -------------------------------
         3.12(b).

"Assets" shall mean, except for the Excluded Assets, all:
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            (i)    equipment including machinery, tools, motor vehicles, and any rights to the warranties and licenses received from the manufacturers and distributors of the equipment and to any related claims, credits, rights of recovery and set-off with respect to such items;

            (ii) office supplies, furniture and office equipment owned by Seller, PENAC, the Company or the Local Sellers primarily for use in the Business, including desks, tables, chairs, file cabinets, personal or laptop computers, and other physical storage devices as are owned by Seller, PENAC, the Company or the Local Sellers primarily for use in the Business;

            (iii) inventory, wherever located (including inventory in transit) including all the raw materials, work in process, recycled materials, finished products, packaging, supplies and spare


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

                   parts, and any rights to the warranties received from suppliers and any related claims, credits, rights of recovery and set-off with respect to such inventory;

            (iv)   Accounts Receivable;

            (v) rights and obligations under Contracts (other than the Excluded Assets), including those (a) for the lease of machinery and equipment, real property, motor vehicles, or furniture and office equipment or other property, (b) for the provision of goods or services used or held for use primarily in the conduct of the Business, (c) for the sale of goods or performance of services, and (d) which restrain or restrict any Person from directly or indirectly competing with the Business or from disclosing confidential information or Intellectual Property;

            (vi) mailing lists, price lists, customer lists and supplier lists and all sales and marketing or packaging materials, equipment maintenance records, warranty information, manuals of operation, and other similar proprietary or confidential information;

            (vii) available books and records, including all accounting and inventory records and research and development reports and records;

            (viii) governmental permits, licenses, certificates of inspection, building permits, variances, approvals, authorizations and other licenses that exclusively relate to the Business, to the extent transferable;

            (ix) except as contemplated by Section 5.6, rights, claims or causes of action against third Persons (other than the Excluded Assets);

            (x) assets, both tangible and intangible (other than IP), including goodwill to the extent reflected as owned by the Business in the Financial Statements or the Preliminary Statement of Net Operating Capital, if any, together with any replacements thereof, except in the case of assets reflected in the Financial Statements, to the extent such assets have been disposed of on or after such date; and

            (xi)   Owned Real Property, Owned Improvements and Leases;

"Balance Sheet" shall mean the statement of assets and liabilities contained in
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         the Financial Statements.

"Benefit Plans" shall have the meaning set forth in Section 3.12(a).
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"Books and Records" shall mean originals or copies of all books, ledgers,
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         files, reports, plans and operating records of the Business.

"Business" shall mean any and all of the activities worldwide of the Philips
 --------
         Broadband Networks business, as currently conducted by Philips Corporate Investments on a going concern basis and comprising the provision of products and services in the field of broadband communication transport for voice, video and high-speed data over fiber optic or hybrid fiber optic coaxial networks. The Business includes the head office and the production facility at Manlius, NY, USA, the development centers in France and the USA and all sales and services organizations in the following 12 countries:

           1.USA
           2.UK
           3.Netherlands
           4.Germany
           5.Spain
           6.Portugal
           7.France
           8.India
           9.China
           10.Korea
           11.Singapore
           12.Australia

"Business Day" shall mean any day other than a day on which banks in The
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         Netherlands or New York are generally closed.

"Business IP" shall have the meaning set forth in Section 3.27(a).
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"Claim Notice" shall have the meaning set forth in Section 7.4.
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"Closing Conditions" shall have the meaning set forth in Section 2.2.
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"Closing" shall have the meaning set forth in Section 2.2.
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"Closing Date and Closing Time" shall have the meaning set forth in Section 2.2.
 ------------- ---------------

"COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1986,
 -----
         as amended.

"Code" shall mean the Internal Revenue Code of 1986, as amended.
 ----

"Company" shall have the meaning set forth in the Preamble to this Agreement.
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"Company Shares" shall have the meaning set forth in the Recitals to this
 --------------
         Agreement.

"Competing Business" shall mean any business that manufactures, sells, leases or
 ------------------
         otherwise provides any product which competes with (a) any proprietary product of the Business appearing in the latest product catalogues or other product documentations of the Business as of the Closing Date;
         (b) any product for which a material development activity in or for the Business has actually been started as of the Closing Date or will be started within one year from the Closing Date on the basis of a budget approved as of the Closing Date, as can reasonably be demonstrated by Purchaser; and (c) any product which would be considered, as of the Closing Date, a natural commercial successor of any present or future product of the Business.

"Competition Laws" shall mean statutes, rules, regulations, orders, decrees,
 ----------------
         administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

"Confidentiality Agreement" shall have the meaning set forth in Section
 -------------------------
         5.3(a)(i).

"Contracts" shall mean all agreements, contracts, leases, purchase orders, sales
 ---------
         orders, warranty rights, arrangements, commitments and licenses primarily relating to the Business.

"CPA Firm" shall have the meaning set forth in Section 2.3(c).
 --------

"Current Employment Terms" shall have the meaning set forth in Section 5.4(a).
 ------------------------

"Disclosure Schedules" shall mean each and every Schedule, Exhibit and Annex to
 --------------------
         this Agreement and the contents thereof.

"Disposal" shall mean any release, spill, leak, discharge or disposal into the
 --------
         environment including, pumping, migrating, pouring, emitting, emptying, escaping, leaching or dumping.

"Encumbrances" shall mean mortgages, other liens, security interests, pledges,
 ------------
         changes, easements, rights-of-way leases, occupancy agreements, building and/or use restrictions, agreements of sale (excluding this Agreement), claims, restraints on alienation, voting trusts covenants and other liens, encumbrances and restrictions of any kind.

"Environmental Law" shall mean any applicable law, statute, ordinance, rule,
 -----------------
         regulation, code, order, judgment, decree or injunction relevant to the protection of human health relating to any Hazardous Substance, or to the protection of environment (including air, water vapor, surface water, ground water, surface or subsurface) each as in effect on the Closing Date.

"ERISA" shall have the meaning set forth in Section 3.12(a).
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"ERISA Affiliate" shall have the meaning set forth in Section 3.12(d).
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                                      -5-

"ERISA Benefit Plans" shall have the meaning set forth in Section 3.12(a).
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"Excluded Assets" shall mean all rights in and to NTL Paris Agreement, including
 ---------------
         all rights to assert all claims and causes of action arising out of or related to the NTL Paris Agreement.

"Excluded Liabilities" shall mean any liabilities, obligations or commitments
 --------------------
         (i) associated with the NTL Paris Agreement and any guarantees directly related to the NTL Paris Agreement (ii) of the Company (prior to the Closing), Seller, any Local Seller or PENAC under this Agreement or any Ancillary Agreement, (iii) associated with Seller's failure to comply with bulk sales laws or any similar laws, (iv) associated with Taxes of the Business for any taxable year or period that ends on or prior to the Closing Date and, with respect to any taxable year or period beginning prior to and ending after the Closing Date, Taxes attributable to the portion of such taxable year or period ending as of the Closing Date and (v) with respect to Transferred Employees, or other former employees of the Business or their beneficiaries, under any Seller Domestic Defined Benefit Plan.

"Final Net Operating Capital" shall have the meaning set forth in Section
 ---------------------------
         2.3(e).

"Final Statement of Net Operating Capital" shall have the meaning set forth in
 ----------------------------------------
         Section 2.3(d).

"Financial Statements" shall mean the unaudited balance sheets as of December
 --------------------
         31, 2001 and the unaudited statement of income from operations for the Twelve Months Ended December 31, 2001 attached hereto as Schedule 3.8.

"GAAP" shall mean the Generally Accepted Accounting Principles.
 ----

"Governmental Authorizations" shall mean all licenses, permits, certificates and
 ---------------------------
         other authorizations and approvals required under applicable Laws to carry on the Business as conducted at the Closing.

"Hazardous Substances" shall mean "hazardous substances" or "pollutants and
 --------------------
         contaminants" as defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., "regulated substances" within the meaning of subtitle I of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6991 et seq. ("RCRA"), and any other substance or material regulated under the Environmental Laws as a "hazardous substance" "hazardous waste" "pollutant," "contaminant," or "hazardous material," including, without limitation, any petroleum product or fraction thereof.

"HIPAA" shall have the meaning set forth in Section 5.4(h)(i).
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"HSR Act" shall have the meaning set forth in Section 3.5.
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                                      -6-

"Indemnified Party" shall have the meaning set forth in Section 7.4.
 -----------------

"Indemnifying Party" shall have the meaning set forth in Section 7.4.
 ------------------

"Instruments" shall have the meaning set forth in Section 5.3(l).
 -----------

"IP" shall have the meaning set forth in Section 3.27(a).
 --

"Knowledge" shall mean, in the case of Seller, the actual knowledge of the
 ---------
         persons set forth on Exhibit D.

"Laws" shall mean any applicable law, statute, ordinance, rule, regulation,
 ----
         code, order, injunction, judgment, ruling, charge or decree of any jurisdiction or governmental agency.

"Leased Improvements" shall have the meaning set forth in Section 3.20(b).
 -------------------

"Leased Property" shall have the meaning set forth in Section 3.20(b).
 ---------------

"Leases" shall have the meaning set forth in Section 3.20(b).
 ------

"Local Asset Transfer Agreement" shall have the meaning set forth in Section
 ------------------------------
         2.1(e).

"Local Seller" shall mean those subsidiaries of Seller listed in Exhibit E
 ------------
         hereto.

"Losses" shall have the meaning set forth in Section 7.2.
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"Material Adverse Change" shall mean an occurrence or event or combination
 -----------------------
         thereof within the Business that would be reasonably likely to have a Material Adverse Effect.

"Material Adverse Effect" shall mean an effect that is materially adverse to the
 -----------------------
         financial condition, business, assets, or results of operation of the Business taken as a whole; provided that a Material Adverse Effect shall not include an effect resulting from (i) any change in Law or accounting standards or interpretations thereof applicable to the Business, (ii) any change in economic or business conditions or industry-wide or financial market conditions generally, (iii) any change in local, regional, national or international conditions affecting the Business, (iv) any termination of the employment of employees of the Business generally not bound by employment contracts that prevent their voluntary resignation, (v) entering into this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby, including, but not limited to, compliance with the pre-Closing covenants set forth herein, and (vi) any loss of commercial relations or commercial contracts the loss of which is not the fault of the Business.

"Material Contract" shall have the meaning set forth in Section 3.16.
 -----------------

"Non-Disclosure Agreements" shall mean the non-disclosure agreements that either
 -------------------------
         Seller or Philips International B.V. entered into with Purchaser and each of the other bidders in connection with the auction process organized by Seller to transfer the Business.

"Non-U.S. Assets" shall mean all (i) assets of any nature, whether direct or
 ---------------
         indirect, matured or unmatured, fixed, contingent or otherwise, including the Assets with respect to operations of the Business as of, on or prior to the Closing Date (other than IP) and thereafter that primarily relate to the Business and are not Excluded Assets, and (ii) all IP transferred pursuant to the Technology Transfer and License Agreement and the Trademark Transfer and License Agreement, other than, in each of (i) and (ii), any Assets or IP owned directly or indirectly by the Company.

"Non-U.S. Benefit Plans" means each plan, scheme, fund or arrangement of Seller
 ----------------------
         and its Affiliates within the Business operated outside the United States which provides Retirement Benefit Rights (as defined in Schedule 5.5(d)) to or in respect of Non-U.S. Employees but not including Seller Plans or any other plans, funds or arrangements operated within the United States.

"Non-U.S. Employees" shall mean each Transferred Employee employed outside of
 ------------------
         the United States by Seller or any of its Affiliates.

"Non-U.S. Former Employees" shall have the meaning set forth in Section 5.5.
 -------------------------

"Non-U.S. Liabilities" shall mean all liabilities and obligations of any nature,
 --------------------
         whether direct or indirect, due or to become due, absolute, contingent or otherwise, including those with respect to operations of the Business as of, on or prior to the Closing Date and thereafter, that primarily relate to the Business and are not the Excluded Liabilities, other than liabilities and obligations directly or indirectly of the Company.

"Notice Period" shall have the meaning set forth in Section 7.4.
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"NTL Paris Agreement" shall mean ((Contrat pour la fourniture d'un reseau
 -------------------
         cles en mains)) (Supply Agreement for a Turn-Key Network), dated as of March 28, 2000, between NTL France SAS and Philips France SAS.

"Order" shall have the meaning set forth in Section 6.1(b).
 -----

"Owned Improvements" shall have the meaning set forth in Section 3.20(a).
 ------------------

"Owned Real Property" shall have the meaning set forth in Section 3.20(a).
 -------------------

"Party" shall have the meaning set forth in the Preamble to this Agreement.
 -----

"PENAC" shall have the meaning set forth in the Preamble to this Agreement.
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                                      -8-

"Pension Plan" shall have the meaning set forth in Section 3.12(d).
 ------------

"Pension Provision Amount" shall have the meaning set forth in Section 2.3(a).
 ------------------------

"Permitted Encumbrances" shall have the meaning set forth in Section 3.20(a).
 ----------------------

"Person" shall mean an individual, a corporation, a partnership, an association,
 ------
         a trust or other entity or organization or a government or any agency or political subdivision thereof.

"PHUSA" shall mean Philips Holding USA, Inc.
 -----

"PHUSA Consolidated Return Group" shall have the meaning set forth in Section
 -------------------------------
         3.11(g).

"Preliminary Statement of Net Operating Capital" shall have the meaning set
 ----------------------------------------------
         forth in Section 2.3(a).

"Prime Rate" means the rate equal to the rate of interest announced publicly by
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         the British Bankers Association as its six-month LIBOR rate for Euro two Business Days prior to the Closing Date.

"Proposed Adjustments" shall have the meaning set forth in Section 2.3(b).
 --------------------

"Purchase" shall have the meaning set forth in Section 2.1(a).
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"Purchase Price" shall have the meaning set forth in Section 2.1(a).
 --------------

"Purchaser" shall have the meaning set forth in the Preamble to this Agreement.
 ---------

"Purchaser Adjustment Payment" shall have the meaning set forth in Section
 ----------------------------
         2.3(e).

"Purchaser Corrected Receivable and Payable Amount" shall have the meaning set
 -------------------------------------------------
         forth in Section 5.3(j)(ii).

"Purchaser Indemnified Parties" shall have the meaning set forth in Section 7.3.
 -----------------------------

"Purchaser Losses" shall have the meaning set forth in Section 5.5(c).
 ----------------

"Purchaser's 401(k) Plan" shall have the meaning set forth in Section 5.4(e).
 -----------------------

"Purchaser's Objection" shall have the meaning set forth in Section 2.3(b).
 ---------------------

"Real Property" shall mean the real property leased or owned by Seller, the
 -------------
         Company or the Local Sellers primarily for use in the Business.

"Reference NOC" shall have the meaning set forth in Section 2.3(e).
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                                      -9-

"Relocation Employees" shall have the meaning set forth in Section 5.2(k).
 --------------------

"Securities Act" shall mean the Securities Act of 1933, as amended.
 --------------

"Seller" shall have the meaning set forth in the Preamble to this Agreement.
 ------

"Seller Adjustment Payment" shall have the meaning set forth in Section 2.3(e).
 -------------------------

"Seller Corporate Policies" shall have the meaning set forth in Section 5.6(a).
 -------------------------

"Seller Corrected Receivable and Payable Amount" shall have the meaning set
 ----------------------------------------------
         forth in Section 5.3(j)(i).

"Seller Domestic Defined Benefit Plan" shall have the meaning set forth in
 ------------------------------------
         Section 5.4(i).

"Seller Foreign Pension Plans" shall have the meaning set forth in Section
 ----------------------------
         5.5(d).

"Seller Group" shall mean any "affiliated group" (as defined in Section 1504(a)
 ------------
         of the Code without regard to the limitation contained in Section 1504(b) of the Code) that includes Seller or any predecessor or successor to Seller.

"Seller Indemnified Parties" shall have the meaning set forth in Section 7.2.
 --------------------------

"Seller Losses" shall have the meaning set forth in Section 5.5(d).
 -------------

"Seller Month End Close Date" shall mean the date that Seller closes its
 ---------------------------
         monthly accounting books.

"Seller Plans" shall mean each "employee benefit plan" (within the meaning of
 ------------
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), and all severance, change in control or employment plan, program or agreement, and vacation, incentive, bonus, stock option, stock purchase, and restricted stock plan, program or policy under which any employee or former employee or director or former director of the Business has any present or future right to benefits and under which Seller has had or has any present or future liability.

"Seller Restructuring Plan" shall have the meaning set forth in Section 5.2(i).
 -------------------------

"Seller's 401(k) Plan" shall have the meaning set forth in Section 5.4(e).
 --------------------

"Tax Returns" shall mean all reports and returns required to be filed with
 -----------
         respect to Taxes of the Business.

"Taxes" shall mean all federal, state, local or foreign taxes, including but
 -----
         not limited to income, corporate income, gross receipts, windfall profits, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding, excise, transfer

         (including real property transfer or gains), stamp, documentary, filing and recordation taxes or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

"Transferred Employees" shall mean all employees of the Business as of the
 ---------------------
         Closing Date who, as employees of Seller, the Local Sellers and their Affiliates are predominantly engaged by the Business.

"U.S. Employees" shall have the meaning set forth in Section 3.12(d).
 --------------

"U.S. GAAP" shall mean generally accepted accounting principles in the United
 ---------
         States.

"Vacation Policy" shall have the meaning set forth in Section 5.4(f).
 ---------------

"VAT" shall have the meaning set forth in Section 5.3(e)(vii).
 ---

"WARN" shall have the meaning set forth in Section 5.4(g).
 ----

                  Section 1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

                  Section 1.3 Other Definitional Provisions; Interpretation.

                  (a) The words "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                  (d) Whenever the words "include", "including", or "includes" appear in this Agreement, they shall be read to be followed by the words "without limitation" or words having similar import.

                                   ARTICLE II

                        PURCHASE AND SALE OF THE BUSINESS

                  Section 2.1 Purchase and Sale of Company Shares and Non-U.S.
                              ------------------------------------------------
Assets and Assumption of Non-U.S. Liabilities.
---------------------------------------------

                  (a) On the terms and subject to the conditions set forth herein, at the Closing, PENAC agrees, and Seller agrees to cause PENAC, to sell, transfer, assign and deliver the Company Shares, free and clear of any Encumbrances, to Purchaser or its designee, and Seller further agrees to sell, transfer, assign and deliver, or cause the Local Sellers to sell, transfer, assign and deliver, to Purchaser or its designees all of Seller's and each Local Seller's right, title and interest in and to the Non-U.S. Assets, and Purchaser agrees, and shall cause its designees to agree, to purchase the Company Shares and all of Seller's and each Local Seller's right, title and interest in and to the Non-U.S. Assets (the "Purchase") for an aggregate purchase price of EUR
                          --------
80,000,000, allocated among the Company Shares and the Non-U.S. Assets (net of the Non-U.S. Liabilities) as set forth on Schedule 2.1, in immediately available funds by wire transfer (the "Purchase Price"), subject to adjustment pursuant to
                             --------------
Section 2.3 below.

                  (b) Purchaser hereby agrees to assume and does assume, (and shall cause its designees, as appropriate, to agree to assume and to assume), and agrees to pay, perform, and discharge when due, and indemnify and hold harmless Seller and its Affiliates against (and shall cause its designees, as appropriate, to assume and agree to pay, perform, and discharge when due, and indemnify and hold harmless Seller and its Affiliates against) all of the Non-U.S. Liabilities.

                  (c) As of and at the Closing, risk of loss as to the Non-U.S. Assets shall pass from Seller and each Local Seller to Purchaser and its designees except as may otherwise be provided herein and the Business shall be operated for the risk and account of Purchaser as of such date.

                  (d) Seller hereby agrees to pay, perform and discharge when due, indemnify and hold harmless Purchaser and its Affiliates against (and shall cause its Affiliates, as appropriate to agree to pay, perform and discharge when due, and indemnify and hold harmless Purchaser and its Affiliates against) all of the Excluded Liabilities.

                  (e) The Non-U.S. Assets shall be sold, conveyed, transferred, assigned and delivered, and the Non-U.S. Liabilities shall be assumed, pursuant to transfer and assumption agreements and such other instruments in such form as may be necessary to effect a conveyance of the Non-U.S. Assets and an assumption of the Non-U.S. Liabilities in each of the jurisdictions in which such transfers and assumptions are to be made, free and clear of all liens and encumbrances, except Permitted Encumbrances. Such transfer and assumption agreements shall be prepared by Seller and shall be in substantially the form attached hereto as Exhibit F (the "Local Asset Transfer Agreement"), with only such deviations
                ------------------------------
therefrom as are required by local law, and Seller shall, or shall cause the appropriate Local Sellers to, execute and deliver to Purchaser such Local Asset Transfer Agreements and the aforesaid instruments of conveyance no later than at the Closing or as of the Closing, and Purchaser shall, or shall cause one or more of its designees to execute such Local Asset Transfer Agreements no later than at the Closing or as of the Closing.

                  Section 2.2 Closing. The closing of the Purchase provided for
                              -------
in Section 2.1 hereof (the "Closing") shall take place at the offices of
                            -------
Sullivan & Cromwell, 125 Broad Street, New York, New York on August 26, 2002 provided the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing but subject to the fulfillment or waiver of those conditions) (the "Closing Conditions") shall have
                                                 ------------------
been satisfied or waived prior to August 21, 2002. If the Closing Conditions have not been satisfied by August 21, 2002, the Closing shall occur on the third Business Day after the satisfaction or waiver of all Closing Conditions or on such other date and at such other time and place as Seller and Purchaser may hereafter mutually agree upon in writing. The Closing shall also occur in such other places as are necessary to effect the transactions to be consummated at the Closing. The date on which the Closing is to occur as provided by this
Section 2.2 is herein called the "Closing Date" and the time and date on which
                                  ------------
the Closing is to occur as provided in this Section 2.2 are herein called the "Closing Time". Notwithstanding the foregoing, the Closing shall for all
 ------------
purposes be deemed to occur at 12:01 a.m., New York City time, on the Closing Date.

                  Section 2.3 Post-Closing Adjustments.
                              ------------------------

                  (a) Preparation of the Statement of Net Operating Capital. As
                      -----------------------------------------------------
soon as reasonably possible after the Closing Date, but in any event within 90 days thereafter, Seller shall prepare and deliver to Purchaser (i) a statement setting forth the net operating capital for the Business as of the Closing Date (the "Preliminary Statement of Net Operating Capital") prepared using the same
      ----------------------------------------------
accounting policies, principles, bases and methods set forth in Exhibit G and using the same level of prudence as used in the preparation of the Reference NOC and (ii) a certificate from Seller's independent auditors to the effect that the Preliminary Statement of Net Operating Capital has been prepared in accordance with the same accounting policies, principles, bases and methods set forth in Exhibit G and using the same level of prudence as used in the preparation of the Reference NOC. The Preliminary Statement of Net Operating Capital will contain provisions with respect to the liabilities relating to the Non-U.S. Employees assumed under the plans set forth in the Actuarial Memorandum attached hereto as
Schedule 5.5(d) (the "Actuarial Memorandum"), which provisions shall be prepared
                      --------------------
in accordance with the applicable actuarial methods and assumptions set forth in the Actuarial Memorandum (such amount, as adjusted below, the "Pension Provision
                                                               -----------------
Amount"). Purchaser shall use its reasonable best efforts to provide Seller and
------
its independent certified public accountants full access to the Books and Records, any other information, including work papers of its accountants, and to any employees of Purchaser, its Affiliates and the Business to the extent necessary for Seller to prepare the Preliminary Statement of Net Operating Capital.

                  (b) Purchaser's Review of the Preliminary Statement of Net
                      ------------------------------------------------------
Operating Capital. Purchaser and its accountants shall complete their review of
-----------------
the Preliminary Statement of Net Operating Capital within 45 days after delivery by Seller of the Preliminary Statement of Net Operating Capital. Seller shall use its reasonable best efforts to provide Purchaser and its independent certified public accountants full access to any information, including work papers of its accountants, to the extent necessary to review the Preliminary Statement of Net Operating Capital. In the event that Purchaser has reasonable objections to the Preliminary Statement of Net Operating Capital, Purchaser shall inform Seller in writing of such objection ("Purchaser's Objection")
                                                   ---------------------
within such 45 day period and shall set forth with specificity the nature of Purchaser's Objection and the adjustments to the Preliminary Statement of Net Operating Capital which Purchaser believes should be made (the "Proposed
                                                                --------
Adjustments"). Provided that the Preliminary Statement of Net Operating Capital
-----------
has been prepared in accordance with Section 2.3(a)(i), a Purchaser Objection to the Preliminary Statement of Net Operating Capital may not address the methodology used to determine the Preliminary Statement of Net Operating Capital, and instead shall be limited to mathematical errors and determinations of the valuation attributed to the items taken into account in the calculation of the Preliminary Statement of Net Operating Capital. If Purchaser does not deliver a Purchaser's Objection to Seller prior to the expiration of such 45 day period, the Preliminary Statement of Net Operating Capital shall be final, binding and conclusive on both Purchaser and Seller. No changes shall be made to the Preliminary Statement of Net Operating Capital unless Purchaser's Objection requires, pursuant to the terms hereof, an adjustment of more than EUR 100,000 to the net asset value of the Business as set forth in the Preliminary Statement of Net Operating Capital.

                  (c) Seller's Response to any Purchaser Objection; CPA Firm
                      ------------------------------------------------------
Review. Seller shall then have 30 days to review and respond to Purchaser's
------
Objection. If Seller and Purchaser are unable to resolve all of their disagreements with respect to the determination of the foregoing item within 30 days following the completion of Seller's review of Purchaser's Objection, Seller or Purchaser or both of them may refer their remaining differences to a partner in the accounting firm of PriceWaterhouseCoopers (the "CPA Firm"). Such
                                                               --------
partner shall be selected internally by the CPA Firm. The CPA Firm shall, acting as experts and not as arbitrators, determine on the same basis and using the same principles and methods as were used in respect of the Preliminary Statement of Net Operating Capital in Section 2.3(a) and Schedule 2.3, and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Preliminary Statement of Net Operating Capital requires adjustment. The CPA Firm shall not make any determination with respect to the substantive meaning of the terms of this Agreement. The CPA Firm shall be instructed to deliver its written determination to Purchaser and Seller no later than 20 days after the remaining differences underlying Purchaser's Objection were referred to it. The CPA Firm's determination shall be final, binding and conclusive upon Purchaser and Seller. The fees and disbursements of the CPA Firm shall be shared equally by Purchaser and Seller. Purchaser and Seller shall use their best reasonable efforts to make available to the CPA Firm and each other the Books and Records and any work papers (including those of the Parties' respective accountants) relating to the Preliminary Statement of Net Operating Capital and all other items reasonably requested by the CPA Firm.

                  (d) Determination of Final Statement of Net Operating Capital.
                      ---------------------------------------------------------
The "Final Statement of Net Operating Capital" shall be (i) the Preliminary
     ----------------------------------------
Statement of Net Operating Capital in the event that no Purchaser's Objection is delivered to Seller during the 45-day period specified above, or (ii) the Preliminary Statement of Net Operating Capital, adjusted in accordance with Purchaser's Objection in the event that Seller does not respond to Purchaser's Objection within the 30-day period following receipt by Seller of Purchaser's Objection, or (iii) the Preliminary Statement of Net Operating Capital, as adjusted by either (x) the agreement of Seller and Purchaser or (y) the CPA Firm, as applicable.

                  (e) Calculation and Payment of Adjustment Payments. Promptly
                      ----------------------------------------------
after the determination of the Final Statement of Net Operating Capital pursuant to Section 2.3(d), (i) to the extent the net operating capital of the Business set forth in the Final Statement of Net Operating Capital (the "Final Net
                                                                ---------
Operating Capital") exceeds the sum of (x) EUR 20,000,000 (which figure has been
-----------------
determined based on the March 31, 2002 financials, and calculated, for reference purposes, in accordance with Schedule 2.3) (the "Reference NOC") plus (y) EUR
                                                 -------------
2,000,000, Purchaser shall promptly pay to an account designated by Seller in immediately available funds an amount equal to such excess (a "Purchaser
                                                               ---------
Adjustment Payment") or (ii) to the extent the Final Net Operating Capital is
------------------
less than the difference of (x) the Reference NOC less (y) EUR 2,000,000, Seller shall promptly pay to an account designated by Purchaser in immediately available funds an amount equal to such difference (a "Seller Adjustment
                                                       -----------------
Payment"). Interest shall accrue on the amounts to be paid either to Purchaser
-------
or Seller from the Closing Date to, and including, the date on which payment is actually made at a rate equal to the Prime Rate, compounded on the basis of actual days elapsed over a 360-day year.

                  (f) Allocation of Adjustment Payments. The Parties agree that
                      ---------------------------------
the allocation of the Purchase Price set forth in Schedule 2.1 among the Company Shares and the Non-U.S. Assets shall be adjusted by Seller in its reasonable judgment to appropriately account for any Purchaser Adjustment Payment or Seller Adjustment Payment.

                  Section 2.4 Deliveries by Purchaser or its Designees. At the
                              ----------------------------------------
Closing, Purchaser or its designees shall deliver to Seller or the Local Sellers, the following:

                  (a) The Purchase Price in cash by wire transfer of immediately available funds to an account designated by Seller in writing at least 3 Business Days prior to the Closing Date;

                  (b) The assignment and conveyance instruments referred to in
Section 2.1(e) and such other instruments or documents as shall be necessary to convey the Non-U.S. Assets and Non U.S. Liabilities and consummate the transactions contemplated hereby in each jurisdiction;

                  (c) The certificates to be delivered pursuant to Section 6.3 hereof in accordance with the terms thereof; and

                  (d) Such other documents and instruments as counsel for Purchaser and Seller mutually agree to be reasonably necessary to consummate the transactions described herein.

                  Section 2.5 Deliveries by Seller, PENAC, the Local Sellers and
                              --------------------------------------------------
the Company. At the Closing, Seller, PENAC and the Company shall, and Seller
-----------
shall cause PENAC and the Local Sellers to deliver to Purchaser or its designees the following:

                  (a) Certificates representing the Company Shares, duly endorsed in blank or accompanied by share transfer forms duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed;

                  (b) The assignment and conveyance instruments referred to in
Section 2.1(e) and such other instruments or documents as shall be necessary to convey the Non-U.S. Assets and Non U.S. Liabilities and consummate the transactions contemplated hereby in each jurisdiction; and

                  (c) The certificates and other documents to be delivered pursuant to Section 6.2 hereof in accordance with the terms thereof;

                  (d) Such affidavits and certificates as Purchaser's title insurance company shall reasonably request, including such indemnities as the said title insurance company may request as a condition to issuing a non-imputation endorsement; and

                  (e) Such other documents and instruments as counsel for Purchaser and Seller mutually agree to be reasonably necessary to consummate the transactions described herein.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER,
                    PENAC, THE LOCAL SELLERS AND THE COMPANY

                  As of the date hereof and as of the Closing Date, Seller, for itself and on behalf of the Local Sellers, PENAC and the Company represent and warrant to Purchaser as of the Closing Date (except with respect to any representations and warranties that are expressly made as of a specific date, which Seller or the Company represents and warrants only as of such date), as follows:

                  Section 3.1 Organization and Authority. Each of Seller, PENAC
                              --------------------------
and the Local Sellers have been duly organized, and are validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with all requisite corporate or limited liability company power, as applicable, and authority to own or lease the Company Shares and the Non-U.S. Assets and to own, lease and operate its properties and to carry on the Business as currently conducted, except where the failure to be so organized, existing, or in good standing, as the case may be, would not materially impair or delay Seller's ability to perform its obligations hereunder or under any Ancillary Agreement. The Company has been duly organized, and is validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as currently conducted. Except as set forth on Schedule 3.1, Seller, PENAC, each Local Seller and the Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership of its properties or the operation of its business requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, would not materially impair or delay Seller's ability to perform its obligations hereunder or under any Ancillary Agreement.

                  Section 3.2 Corporate Authorization. (a) Seller and PENAC
                              -----------------------
have, and Seller shall cause each Local Seller to have, all requisite corporate power and authority and has taken all corporate or limited liability company action, as applicable, necessary in order to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated for it hereby and thereby. The execution, delivery and performance by Seller and PENAC of this Agreement has been, and the execution, delivery and performance by Seller and the Local Sellers of each of the Ancillary Agreements will be, duly and validly authorized and no additional corporate authorization or consent is required in this respect.

                  (b) This Agreement is, and each of the Ancillary Agreements to which Seller or a Local Seller is a party will be, when executed, a valid and legally binding obligation of such Seller, PENAC or Local Seller, as applicable, enforceable against such Seller, PENAC or the Local Seller, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (c) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated for it hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which it is a party have been duly and validly authorized and no additional corporate authorization or consent is required in this respect.

                  (d) This Agreement is, and each of the Ancillary Agreements to which the Company is a party will be when executed, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

                  Section 3.3 Capitalization. (a) All of the issued and
                              --------------
outstanding Company Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company Shares, in the aggregate, constitute all of the shares of capital stock of the Company issued and outstanding. No shares of capital stock are held in treasury and the Company has no shares of capital stock reserved for issuance.

                  (b) Schedule 3.3 sets forth for the Company the amount of its authorized capital stock or other equity interests, the amount of its outstanding capital stock or other equity interests and the record and beneficial owners of its outstanding capital stock or other equity interests, including all the Company Shares.

                  (c) There are no preemptive or other outstanding rights, options, warrants, conversion rights, subscription rights, stock appreciation rights, phantom stock rights, profit participation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which the Company is or may become obligated to issue or sell, or giving any Person a right to subscribe for or acquire, or any way dispose of any shares of the capital stock, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock, of Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company Shares are not subject to any voting trust agreement, proxies or other contract commitment, agreement or arrangement restricting or otherwise relating to the voting, dividend rights or disposition of the Company Shares.

                  (d) PENAC has good and valid title to the Company Shares to be sold hereunder, free and clear of all Encumbrances, and upon delivery of the Company Shares by such Affiliate, good and valid title to the Company Shares, free and clear of all Encumbrances will pass to Purchaser.

                  Section 3.4 Subsidiaries. Schedule 3.4 sets forth all direct
                              ------------
or indirect subsidiaries of the Company as of the date hereof. The Company will have no direct or indirect subsidiaries as of the Closing.

                  Section 3.5 Consents and Approvals. Except for any filings and
                              ----------------------
or notices required pursuant to the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no material consent, approval, waiver,
                          -------
order or authorization is required to be obtained by any of the Company, PENAC, Seller or the Local Sellers from, and no notice, registration or filing is required to be given by any of the Company, PENAC, Seller or the Local Sellers, to or made by any of the Company, PENAC, Seller or the Local Sellers with, any government, governmental authority, similar regulatory authority or court in connection with the execution, delivery and performance by the Company, PENAC, Seller or the Local Sellers, as applicable, of this Agreement and each of the

Ancillary Agreements, other than in all cases where the failure to obtain such consent, approval, waiver or authorization, or to give or make such notice of filing would not, individually or in the aggregate, be reasonably likely to materially impair or delay the ability of Seller, PENAC and the Local Sellers to effect the Closing.

                  Section 3.6 Noncontravention. Except as set forth on Schedule
                              ----------------
3.6, the execution, delivery and performance by the Company, PENAC, Seller and the Local Sellers of this Agreement and each of the Ancillary Agreements, as applicable, and the consummation of the transactions contemplated hereby and thereby, does not or will not (i) violate any provision of the charter, bylaws or other organizational documents of the Company, PENAC, Seller or the Local Sellers, (ii) conflict with, result in a breach of, constitute a default under, or require notice or consent under (or give rise to any right of payment, termination, cancellation or acceleration under) any of the terms, conditions or provisions of any Contract to which Seller, PENAC, any Local Seller or any of their Affiliates, or the Company are a party or by which any of their respective properties or assets are bound, except for such breaches or defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained, and (iii) assuming the consents, approvals, waivers, authorizations, notices and filings set forth in Schedules 3.6 and 4.3 are granted or made, as the case may be, violate or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or governmental authority to which Seller, PENAC, any Local Seller or the Company is subject, including any Governmental Authorization, other than in the cases of clauses (ii) and (iii) any violation, breach or default, or any required consent or change in rights, which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

                  Section 3.7 Assets Necessary to Conduct the Business. Except
                              ----------------------------------------
as set forth in Schedule 3.7 and taking into account Purchaser's and the Company's rights under the Ancillary Agreements, the Company Shares and the Non-U.S. Assets constitute all the assets, properties and rights necessary to conduct the Business as conducted as of the date hereof and immediately prior to the Closing, other than as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

                  Section 3.8 Financial Statements. Attached hereto as Schedule
                              --------------------
3.8 are the Financial Statements. Except as described in the notes thereto, the Financial Statements have been prepared in accordance with a summary of these accounting policies of Seller as set forth in Exhibit G hereto, as consistently applied by Seller during the dates of Financial Statements, and fairly present, in all material respects, the financial condition and results of operations of the Business as of the date and for the period thereof, respectively, subject to the notes therein and certain allocations which have been made in Seller's reasonable judgment.

                  Section 3.9 Undisclosed Liabilities. Except as set forth in
                              -----------------------
Schedule 3.9 or as otherwise disclosed herein, the Company and, as it primarily relates to the Business, the Local Sellers do not have any liabilities, debts, obligations or claims (whether accrued, absolute, contingent, unasserted or otherwise) of a nature required by Seller's generally applicable accounting principles consistently applied to be reflected in the Financial Statements that, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect, except for (i) liabilities and obligations that have been reserved for, based on the aggregate amount of such reserves, in the Financial Statements, (ii) liabilities and obligations incurred in the ordinary course of business consistent with past practice, and (iii) Taxes. This representation shall not be deemed breached as a result of a change in Law after the Closing Date.

                  Section 3.10 Litigation and Claims. (a) Except as set forth in
                               ---------------------
Schedule 3.10, there is no civil or criminal action, suit, complaint, demand, claim, hearing, proceeding or investigation pending or, to the Knowledge of Seller, threatened, that relates primarily to the Business except those which individually seek monetary damages which involve a claim of less than $250,000. Except as set forth in Schedule 3.10, there is no administrative action pending or, to the Knowledge of Seller, threatened, that relates primarily to the Business except those which individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

                  (b) The Company, and, as it primarily relates to the Business, PENAC, Seller and the Local Sellers, are not a party or subject to any order, writ, judgment, award or injunction of any governmental entity applicable thereto or to any of the Non-U.S. Assets other than those that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

                  Section 3.11 Taxes. Except as set forth in Schedule 3.11:
                               -----

                  (a) all material Tax Returns that are required to be filed on or before the Closing Date by or with respect to the Company have been or will be timely filed (or timely requests to extend the filing deadlines for such material Tax Returns have been or will be made) on or before the Closing Date, and all such material Tax Returns are or will be true and complete in all material respects;

                  (b) all Taxes shown to be due on the Tax Returns referred to in paragraph (a) hereto have been or will be timely paid in full;

                  (c) no issues that have been raised by the relevant taxing authority (whether in writing or verbally, formally or informally) are currently pending in connection with the examination of any of the Tax Returns referred to in paragraph (a) hereto or in connection with a failure to file a Tax Return with respect to the Company in any jurisdiction;

                  (d) all deficiencies asserted or assessments made, if any, as a result of such examinations have been paid in full;

                  (e) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of the Seller Group; and

                  (f) there are no liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (g) the Company has not been a member of an "affiliated group" filing a consolidated federal income Tax Return other than the consolidated return group of which PHUSA is the common parent (the "PHUSA Consolidated Return Group") and has no liability for the Taxes of any Person (other than a Person that is a current member of the PHUSA Consolidated Return Group) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise;

                  (h) the Company has properly withheld or collected all Taxes required by law to be withheld or collected from amounts payable to other Persons and remitted such withheld or collected taxes to the appropriate taxing authority, agency or body;

                  (i) the Company is not a party to any agreement to share federal, state or local income tax liability with any other corporation or any such agreement will have been terminated on or before the Closing Date;

                  (j) none of the assets of the Company is property that is "tax exempt use property" within the meaning of Section 168(h)(1) of the Code;

                  (k) no "industrial development bonds" within the meaning of
Section 103 of the United States Internal Revenue Code of 1954, as amended and in effect prior to the enactment of the United States Tax Reform Act of 1986, "private activity bonds" within the meaning of Section 141 of the U.S. Code or other tax exempt financing have been used to finance assets of the Company, whether leased or owned; and

                  (l) the Company has maintained (or caused another person to maintain) the records required by Section 6038A of the Code.

                  Section 3.12 Employee Benefits. (a) Schedule 3.12(a) lists all
                               -----------------
material written benefit plans and employment or severance agreements or other similar arrangements to which Seller, PENAC or the Company sponsors, maintains or has an obligation to contribute with respect to the Transferred Employees, including (1) any "employee welfare benefit plan" or "employee pension benefit plan" (within the meaning of Section 3(1) or 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "ERISA Benefit Plans"),
                                          -----         -------------------
and (2) any cafeteria plan or profit sharing, deferred compensation, bonus, incentive compensation, stock option, stock purchase, pension, consulting, severance, flexible spending account, fringe benefit, health or welfare plan, arrangement or agreement. The plans, agreements and arrangements described in this Section 3.12(a) are referred to herein as the "Benefit Plans," and except
                                                    -------------
as otherwise identified, are sponsored by Seller or PENAC.

                  (b) Each Benefit Plan (and each related trust or insurance contract) complies in all material respects with the applicable requirements of ERISA, the Code or such other applicable law of the country, state or local region therein in which the relevant employee is employed ("Applicable Employee
                                                            -------------------
Benefit Law"). All contributions (including all employer contribution and
-----------
employee salary reduction contributions) which are due have been paid to each Benefit Plan within the time required by Applicable Employee Benefit Law including 29 C.F.R. Section 2510.3-102 or have been reflected on the Financial Statements in accordance with Seller's accounting policies consistently applied or are in accordance with the local policies or custom described in Schedule 5.5(d).

                  (c) All material pensions and post retirement benefit plans arranged by Seller or PENAC and covering Transferred Employees are set forth in
Schedule 3.12(a), and all obligations of Seller or PENAC with respect to such pensions and post retirement benefit plans comply in all material respects with Applicable Employee Benefit Law. Each ERISA Benefit Plan sponsored by the Company which is intended to be "qualified" and tax-exempt under Section 401(a) and Section 501(a) of the Code has received a determination letter that it is so qualified and no event has occurred nor does any condition exist which would cause it not to continue to be so qualified, other than changes in the qualification requirements with respect to which the deadline for adoption of retroactive amendments has not passed.

                  (d) Except as set forth on Schedule 3.12(d), the consummation of the transactions contemplated by this Agreement will not (i) entitle any Transferred Employee to severance pay from the Company, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such Transferred Employee from the Company, (iii) with respect to the Transferred Employees employed only in the United States (the "U.S. Employees")
                                                               --------------
no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), except as is not
                                         ---------------
reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (iv) with respect to the U.S. Employees no employee benefit plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") sponsored, maintained or contributed to by the Company is
        ------------
covered by Title IV of ERISA, and under each Pension Plan sponsored by an ERISA Affiliate, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year, except as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, and (v) with respect to the U.S. Employees, the Company has not engaged in a transaction with respect to any employee benefit plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA, except as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                  (e) With respect to the U.S. Employees, the Company does not currently maintain or contribute to any "multiemployer plans" and there is no withdrawal liability that remains unsatisfied. The Company has no obligations for any retiree health or life benefits with respect to any U.S. Employees.

                  (f) With respect to any employee benefit plan in respect of the U.S. Employees, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of Seller, threatened and (ii) no facts or circumstances exist that are reasonably likely to give rise to any such actions, suits or claims, except in the case of (i) and
(ii) as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                  (g) There is no contract, plan or arrangement (written or otherwise) covering U.S. Employees that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

                  Section 3.13 Labor Matters. (a) Except as set forth in
                               -------------
Schedule 3.13(a), the Company and the Local Sellers are in compliance with all labor laws and regulations applicable to the Business and the Transferred Employees, including those relating to prices, wages, hours, employment practices, sexual harassment, discrimination, labor relations and collective bargaining, except for any noncompliance that would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                  (b) Except as set forth in Schedule 3.13(b) or as would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, at the present time and during the past year, with regard to the operation of the Business, (i) no unfair labor practice complaint or charge against the Company or, as it primarily relates to the Business, any of the Local Sellers has been brought before or threatened by the National Labor Relations Board or any other government agency or court in any jurisdiction,
(ii) there has not occurred or, to the Knowledge of Seller, been threatened any labor strike, dispute, picketing, slowdown, stoppage or other similar labor activity against or involving the Company or, as it primarily relates to the Business, any Local Seller, (iii) none of the Company or, as it primarily relates to the Business, the Local Sellers has experienced any material labor difficulty, and (iv) to the Knowledge of the Seller, the Company and the Local Sellers relations with their employees are satisfactory. Schedule 3.13(b) sets forth a complete list of all material labor unions and collective bargaining agreements covering U.S. Employees and Non-U.S. Employees.

                  Section 3.14 Compliance with Laws. Except as set forth in
                               --------------------
Schedule 3.14, the Company, PENAC, Seller and the Local Sellers are conducting the Business (and for the previous two years have conducted the Business) in compliance with all applicable Laws, except where the failure so to comply, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

                  Section 3.15 Environmental Matters. Except as set forth in
                               ---------------------
Schedule 3.15, (i) to the Knowledge of Seller, there has been no Disposal of Hazardous Substances into the ground, air, groundwater, or other body of water, at the Real Property or migrating from the Real Property or at any other property or migrating from any other property owned by or operated by the Business, which is reasonably likely to require investigation, remediation, or cleanup under any Environmental Law, (ii) to the Knowledge of Seller, Seller has not arranged for the Disposal of Hazardous Substances to any site which requires or has required investigation, remediation, or cleanup under any Environmental Law, (iii) the Local Sellers possess or have been assigned all governmental or similar regulatory licenses, permits, authorizations and consents required under Environmental Laws, necessary to operate the Business in compliance with applicable Environmental Laws in all material respects in the places and in the manner in which the Business is currently carried out and, except as set forth in Schedule 3.25, each such license, permit, authorization and consent is in full force and effect, and (iv) to the Knowledge of Seller, the Business is operating at the Closing in material compliance with all Environmental Laws. Except as set forth in Schedule 3.15, there is no material suit, action, claim or proceeding pending, or to the Knowledge of Seller, threatened, naming the Company as party thereto, or, to the Knowledge of Seller, arising from Disposal or actual or alleged violations of Environmental Law. Notwithstanding any other representations and warranties in this Article III, the representations and warranties contained in this Section 3.15 constitute the sole representations and warranties of Seller and the Company with respect to any Environmental Law or environmental liabilities, costs or obligations of any nature.

                  Section 3.16 Contracts. Schedule 3.16 sets forth a list, as of
                               ---------
the date hereof, of each Contract (each, a "Material Contract") that (i) constitutes indebtedness of the Company, or, as it primarily relates to the Business, any of the Local Sellers, to, or a guarantee on behalf of, any third party for an amount in excess of $100,000, (ii) contains covenants or other obligations limiting the freedom in any material respect of the Business to compete in any line of business with any Person or in any area or territory,
(iii) constitutes an agreement to supply goods or services to a third party by the Business involving annual revenues in excess of $400,000 which was not entered into in the ordinary course of business and is not terminable by the Company or the applicable Local Seller on less than 6 months notice to the other party thereto, without additional liability thereunder, (iv) constitutes an obligation of any party to supply goods or services to the Business involving annual expenditures in excess of $500,000, (v) constitutes an agreement concerning a partnership, joint venture or other business entity, (vi) constitutes an agreement under which the Company or the applicable Local Seller has created, incurred, assumed or guaranteed indebtedness for borrowed money, or any capitalized lease obligation, in excess of $100,000 or under which the Company or the applicable Local Seller has imposed a security interest or lien on any material assets primarily related to the Business, and (vii) constitutes an agreement for the employment of any individual for services relating to the Business on a full-time, part-time, consulting or other basis providing annual compensation in excess of $125,000. Seller has made available to Purchaser a copy of each written agreement listed on Schedule 3.16. Except as set forth in
Schedule 3.16, to the Knowledge of Seller, each Material Contract is a legal, valid, binding and enforceable agreement and is in full force and effect subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as otherwise set forth in Schedule 3.16, there are no defaults by the Company or the Local Sellers and, to the Knowledge of Seller, there are no defaults by other parties under any Contract which defaults have not been cured or waived other than such defaults which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

                  Section 3.17 Inventory. As of December 31, 2001, all inventory
                               ---------
of the Business, whether or not reflected in the Balance Sheet, consisted of a quality and quantity usable or saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which had been written off or written down to net realizable value in the Balance Sheet in accordance with Seller's generally accepted accounting principles, consistently applied. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Business.

                  Section 3.18 Title to Personal Property Assets. (a) Except as
                               ---------------------------------
set forth in Schedule 3.18, Seller, the Local Sellers or the Company have good title to, or a valid and binding leasehold interest in, or the right to use, (i) the tangible personal property primarily related to the Business, (ii) the Accounts Receivable, (iii) the leases and subleases of tangible personal property primarily related to the Business and (iv) the books, ledgers and similar records that primarily relate to the Business, such properties are free and clear of all Encumbrances, except for Permitted Encumbrances.

                  (b) Except as set forth in Schedule 3.18, Seller, the Local Sellers or the Company own all of the properties and assets that primarily relate to the Business that it purports to own as reflected in the Balance Sheet, free and clear of all Encumbrances, except for Permitted Encumbrances and except for (i) assets held under capitalized leases, (ii) leased assets covered by (a) above, (iii) assets sold or disposed of since December 31, 2001 in the ordinary course of business, (iv) assets acquired since the date of the Balance Sheet, and (v) any Encumbrances disclosed in the Balance Sheet.

                  Section 3.19 Finders' Fees. There is no investment banker,
                               -------------
broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller, PENAC or the Company who might be entitled to any fee or commission from the Company or Purchaser in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

                  Section 3.20 Real Property. (a) Schedule 3.20(a) lists all
                               -------------
material real property which is owned by Seller, the Company or any Local Seller and is used primarily in the operation of the Business (the "Owned Real
                                                             ----------
Property"). The improvements located on the Owned Real Property are referred to
--------
herein as the "Owned Improvements." Except as otherwise indicated on Schedule
               ------------------
3.20(a), the Company has good and marketable title to and is the record owner of the portions of the Owned Real Property shown on Schedule 3.20(a) as being owned by it, free and clear of all encumbrances except Permitted Encumbrances as defined below. "Permitted Encumbrances" means: (i) encumbrances upon any part of
                ----------------------
the Owned Real Property or the Owned Improvements which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;
(ii) liens of taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or due but being contested in good faith by appropriate proceedings; (iii) mechanics', workman's, repairman's, warehousemen's, carrier's or other similar liens which are being contested in good faith by appropriate proceedings; and (iv) zoning and building codes and other similar laws and ordinances.

                  Except for the Leased Property, no Person owns any material real property used primarily in the operation of the Business except Seller, the Company and the Local Sellers.

                  (b) Schedule 3.20(b) lists all material real property under leases, licenses or other material occupancy agreements (the "Leases") under
                                                              ------
which property used primarily in the operation of the Business is leased or licensed to, or otherwise made available for use by, Seller, the Company or the Local Sellers. The real property subject to the Leases is referred to herein as the "Leased Property" and the improvements located on the Leased Property are
     ---------------
referred to herein as the "Leased Improvements." Except as set forth on Schedule
                           -------------------
3.20(b), (i) each Lease is in full force and effect and has not been modified except as shown on Schedule 3.20(b); and (ii) none of Seller, the Company or the Local Sellers has received notice of defaults, which have not been cured, under any lease, except defaults which individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

                  Except for the Company and the Local Sellers, no Person is a tenant under a material lease of property used primarily in the operation of the Business.

                  (c) Each parcel of Owned Real Property and Leased Property has sufficient access to a public right of way to permit the Business to be carried on at that location without Material Adverse Effect.

                  (d) Except as disclosed in Schedules 3.20(a) or 3.20(b), and except as is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, none of Seller, the Company or the Local Sellers has received any notice, with respect to any part of the Owned Real Property, the Owned Improvements, the Leased Property or the Leased Improvements, of (A) any violation of any zoning, subdivision or building Law applicable thereto; (B) taking or intent to take by eminent domain any part of such property; or (C) commencement of enforcement proceedings with respect to delinquent Taxes or defaults under any Permitted Encumbrance, which defaults have not been cured.

                  Section 3.21 Absence of Change. Except as set forth in
                               -----------------
Schedule 3.21, to the Knowledge of Seller, since December 31, 2001 the Business has not suffered a Material Adverse Change. Without limiting the generality of the foregoing, since that date:

                  (a) the Company, PENAC, Seller and the Local Sellers have conducted the Business only in the usual and ordinary course consistent with past practices;

                  (b) none of Seller, PENAC, the Local Sellers and the Company has sold, leased, transferred, or assigned any material assets primarily related to the Business, other than in the ordinary course of business;

                  (c) none of Seller, PENAC, the Local Sellers and the Company has entered into any Contract primarily related to the Business involving more than $500,000 other than in the ordinary course of business;

                  (d) no party (including the Company, PENAC, Seller and the Local Sellers) has accelerated, terminated, modified, or cancelled any Contract involving more than $250,000 to which PENAC, the Company or Seller or any of the Local Sellers is a party or by which any of them is bound, other than in the ordinary course of business;

                  (e) none of Seller, PENAC, the Local Sellers and the Company has imposed any lien or security interest upon any assets primarily related to the Business, tangible or intangible;

                  (f) none of the Company nor, as it primarily relates to the Business, PENAC, Seller and the Local Sellers has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $100,000 individually or $250,000 in the aggregate;

                  (g) none of Seller, PENAC, the Local Sellers and the Company has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) primarily related to the Business either involving more than $250,000 or outside the ordinary course of business;

                  (h) none of Seller, PENAC, the Local Sellers and the Company has granted any license or sublicense of any rights under or with respect to any

IP exclusively related to the Business, other than in the ordinary course of business consistent with past practice;

                  (i) there has been no change made or authorized in the charter or bylaws of the Company; and

                  (j) the Business has not suffered any damage, destruction or loss (whether or not covered by insurance) of any tangible assets or properties in excess of $500,000.

                  Section 3.22 Warranty Claims. Except as set forth on Schedule
                               ---------------
3.22, to the Knowledge of Seller, no facts exist which are reasonably likely to furnish the basis for any material liability with respect to the sale of any product based upon a claim that PENAC, Seller or any Local Seller has breached any express or implied warranty in connection with such sale in an amount that is in excess of the aggregate reserves reflected on the Financial Statements.

                  Section 3.23 Insurance. Schedule 3.23 sets forth the following
                               ---------
information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company is a party and which will transfer to Purchaser at Closing:

                  (a) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (b) the policy number and the period of coverage;

                  (c) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (d) a description of any retroactive premium adjustments or other loss-sharing arrangements.

                  With respect to each such insurance policy, except as is not reasonably likely, individually or in the aggregate, to have a Material Adverse
Effect: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) the Company is not, and to the Knowledge of Seller no other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) the Company is not, and to the Knowledge of Seller no other party to the policy has repudiated any provision thereof.

                  Section 3.24 Asset Acquisitions or Dispositions. Except as set
                               ----------------------------------
forth on Schedule 3.24, since December 31, 2001 Seller, PENAC, the Local Sellers and the Company have, with respect to the Business, not made any material asset acquisitions or dispositions, other than as part of any transactions contemplated pursuant to this Agreement or the Ancillary Agreements or in the ordinary course of business.

                  Section 3.25 Permits. Except for licenses, permits,
                               -------
authorizations and consents which have been applied for and which are expected to be granted in due course, the absence of which does not materially impair the operation of the Business, each of the Company and the Local Sellers possesses or has been assigned all governmental or similar regulatory licenses, permits, authorizations and consents necessary to operate the Business in compliance with applicable Laws in all material respects in the places and in the manner in which the Business is carried out on the date hereof and, except as set forth in
Schedule 3.25, each such license, permit, authorization and consent is in full force and effect. Except as set forth in Schedule 3.25, to the Knowledge of Seller, there are no circumstances which indicate that any such necessary licenses, permits, authorizations or consents will be or are likely to be revoked or not renewed, in whole or in part, in the ordinary course of events.

                  Section 3.26 Transactions with Affiliates. Other than (a) the
                               ----------------------------
transactions contemplated by this Agreement and the Ancillary Agreements, (b) in the ordinary course of business and on an arm's length basis, (c) as set forth in Schedule 3.26 or (d) as reflected in the Financial Statements, there are no transactions or agreements between the Company or, as it primarily relates to the Business, the Local Sellers, on the one hand, and any Affiliate or stockholder, officer or director of the Company, PENAC, Seller or any Local Seller, on the other, that require the fulfillment of any obligations, liabilities or payments by the Company on or after the Closing Date.

                  Section 3.27 Intellectual Property. Except as set forth in
                               ---------------------
Schedule 3.27:

                  (a) either the Company, Seller or the Local Sellers, as applicable, owns, or is licensed or otherwise possesses rights to use: (i) to the Knowledge of Seller, all inventions (whether patentable or unpatentable and whether or not reduced to practice) and all improvements thereon, all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, technical data, designs, drawings, specifications, prospective franchisee and supplier lists, pricing and cost information and business and marketing plans and proposals; (v) all other proprietary rights; (vi) all copies and tangible embodiments of the foregoing (in whatever medium or form); and (vii) all licenses or agreements in connection with the foregoing (collectively, "IP") and all other intellectual property that are used in the Business as currently conducted (collectively, "Business IP") except, with respect to items (i) through (vii), for any such failures to own, be licensed or possess as are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth in Schedule 3.27, all Business IP is subsisting and, to the Knowledge of Seller, valid except for any such failures as are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                  (b) Except as for such matters as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect:

                       (i) none of PENAC, the Company, Seller, nor the Local
                  Sellers is, nor will be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements used in the Business as currently conducted as to which it is a party and pursuant to which it is authorized to use any third-party IP;

                       (ii) to the Knowledge of Seller, there is no impairment,
                  dilution or other violation or misuse, unauthorized use, infringement or misappropriation of any of the Business IP by any third party as it primarily relates to the Business, or by the Business of any IP of any third party; and

                       (iii) Seller, the Local Sellers and the Company have
                  taken commercially reasonable steps to protect, maintain and safeguard any Business IP as it primarily relates to the Business, the value of which relies upon the maintenance of confidentiality.

                  Except as set forth on Schedule 3.27(c), the IP and the Business IP transferred or licensed to Purchaser pursuant to this Agreement and the Ancillary Agreements is sufficient to produce the products that are sold by the Business in all material respects.

                  Section 3.28 Books and Records. The books of account and
                               -----------------
records of the Company and the books of account and records of the Local Sellers primarily related to the Business have been maintained in material compliance with applicable Law.

                  Section 3.29 Accounts. Except as is not reasonably likely to
                               --------
have, individually or in the aggregate, a Material Adverse Effect: (i) the Accounts Receivable have all arisen from bona fide transactions in the ordinary course of business, and there are no offsets or credits that may be applied against the Accounts Receivable and (ii) all Accounts Payable have arisen from bona fide transactions in the ordinary course of business and are to be paid in accordance with normal trade practice.

                  Section 3.30 Relationship with Suppliers and Customers. Except
                               -----------------------------------------
as set forth on Schedule 3.30, the Company and, as it primarily relates to the Business, each Local Seller currently has satisfactory relationships with its suppliers and customers. Except as set forth on Schedule 3.30, neither the Company nor, as it primarily relates to the Business, any Local Seller is currently in material dispute with any current supplier or any customer of the Business, and, except as set forth on Schedule 3.30, since December 31, 2001, no supplier to or customer of the Business has notified the Company or any Local Seller that it will stop doing business, or materially reduce its business, with the Company or such Local Seller because of a fault of the Business, the cessation or reduction of which business is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                                AND ITS DESIGNEES

                  Purchaser hereby represents and warrants, and shall cause its designees to represent and warrant, to Seller and the Company, as of the date hereof and as of the Closing Date (except as expressly stated otherwise):

                  Section 4.1 Organization and Qualification. Purchaser and its
                              ------------------------------
designees are each a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate and to carry on its business as currently conducted. Except as set forth on Schedule 4.1, Purchaser and each of its designees is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership of its properties or the operation of its business requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, would not materially impair or delay Purchaser's or its designees ability to perform its and their obligations hereunder.

                  Section 4.2 Corporate Authorization. (a) Purchaser and each of
                              -----------------------
its designees has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and each of the Ancillary Agreements, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and the execution and delivery of each of the Ancillary Agreements by Purchaser or its designees has been duly and validly authorized and no additional corporate authorization or consent is required in this respect.

                  (b) This Agreement is, and each of the Ancillary Agreements to which Purchaser or any of its designees is a party will be when executed, a valid and legally binding obligation of Purchaser or its designee enforceable against Purchaser or its designee in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  Section 4.3 Consents and Approvals. Except for (a) any filings
                              ----------------------
and or notices required pursuant to the HSR Act or (b) as set forth in Schedule 4.3, no material consent, approval, waiver or authorization is required to be obtained by Purchaser from, and no notice or filing is required to be given by Purchaser or its designee to or made by Purchaser or its designee with, any government, governmental authority, similar regulatory authority or court in connection with the execution, delivery and performance by Purchaser or its designee of this Agreement and each of the Ancillary Agreements, other than in all cases where the failure to obtain such consent, approval, waiver or authorization, or to give or make such notice of filing would not, individually or in the aggregate, be reasonably likely to materially impair or delay the ability of Purchaser or its designee to effect the Closing.

                  Section 4.4 Noncontravention. Except as set forth in Schedule
                              ----------------
4.4, the execution, delivery and performance by Purchaser of this Agreement and by Purchaser and its designees of each of the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, does not and will not (i) violate any provision of the charter, bylaws or other organizational documents of Purchaser or the appropriate designee and (ii) assuming the consents, approvals, waivers, authorizations, notices and filings set forth in Schedules 3.6 and 4.3 are granted or made, as the case may be, violate or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or governmental authority to which Purchaser or the appropriate designee is subject, including any Governmental Authorization, other than in the cases of clause (ii) any violation, breach or default or any required consent or change in rights, which individually or in the aggregate, would not impair or delay Purchaser's or its designees' ability to perform its obligations hereunder.

                  Section 4.5 Finders' Fees. There is no investment banker,
                              -------------
broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Purchaser or any Affiliate of Purchaser who might be entitled to any fee or commission from Seller in connection with the transactions contemplated by this Agreement.

                  Section 4.6 Financial Capability; No Financing. Purchaser has
                              ----------------------------------
and will have at the Closing sufficient funds to effect the payment due by it at the Closing Time and all other transactions contemplated by this Agreement. Purchaser is not subject to any third party financing commitments or arrangements in connection with the transactions contemplated hereby.

                  Section 4.7 Purchase for Investment. Purchaser is aware that
                              -----------------------
the Company Shares are not registered under the Securities Act, or under any state securities laws. Purchaser is purchasing such equity interests solely for investment, with no present intention to distribute any such equity interests to any Person, and Purchaser will not sell or otherwise dispose of such equity interests except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities laws.

                                   ARTICLE V

                                   COVENANTS

                  Section 5.1 Pre-Closing Covenants of Seller. During the period
                              -------------------------------
from the date hereof to the Closing, except as set forth on Schedule 5.1 (without regard to Section 5.2(f)) or otherwise provided for in this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby, including, but not limited to, any disentanglement or separation of the Business by Seller or the Local Sellers, or as disclosed in the Disclosure Schedules hereto, or as Purchaser shall otherwise consent (which consent shall not be unreasonably withheld), each of Seller, PENAC and the Company covenants and agrees, and Seller shall cause the Local Sellers to covenant and agree, that it and they shall, with respect to the Business:

                  (a) not enter into any transaction that would be reasonably expected to materially and adversely affect Purchaser's ability to purchase the Business as contemplated hereunder;

                  (b) not increase the salary, wage, rate of compensation, severance or termination pay, commission, bonus or other direct or indirect remuneration payable to, or other compensation of, any Transferred Employee, or enter into any contract or other binding commitment in respect of any such increase nor amend, adopt or terminate any employee benefit plan or arrangement covering any Transferred Employee in any way that increases the amount of liability of the Business during the 12 month period immediately following the date hereof in respect of the Transferred Employees by more than 3% of the amount of liability of the Business in respect thereof during the 12 month period ended as of the date hereof, in any case for purposes of this clause (b) excluding (i) changes that are required by applicable law, (ii) to satisfy obligations under the terms of any agreement or plan in effect as of the date hereof, (iii) for increases in compensation that are made in the ordinary course of business consistent with past practice (which shall include normal periodic performance reviews and related compensation and benefit increases) and (iv) for employment arrangements for or grants of awards to, newly hired employees in the ordinary course of business consistent with past practice or (v) increases in liability pursuant to collective labor or similar agreements;

                  (c) operate the Business in the ordinary and usual course of business, and, to the extent consistent with such operation, use commercially reasonable efforts to: (i) preserve the present business organization intact;
(ii) preserve any business relationships with customers, suppliers and others having business dealings with the Business; (iii) maintain books of account and records in their regular and ordinary manner, consistent with past practice;
(iv) pay Accounts Payable and collect Accounts Receivable in a manner consistent with past practice; and (v) keep available services of the management of the Business;

                  (d) not sell, transfer or dispose of any material assets primarily related to the Business, except in the ordinary course of business;

                  (e) not subject any of the assets of the Business to any further material Encumbrance, other than (i) as reflected, reserved or otherwise disclosed in the Financial Statements and (ii) in the ordinary course of business, consistent with past practice;

                  (f) other than where such coverage ceases to be available in the then prevailing insurance market, maintain insurance coverage of the Business at substantially presently existing levels; not permit any of the current insurance (or reinsurance) policies of the Business to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing substantially similar coverage to coverage remaining under those canceled, terminated or lapsed are in full force and effect;

                  (g) timely perform and comply with, in all material respects, all Material Contracts;

                  (h) maintain in full force and effect and comply with, in all material respects, the Governmental Authorizations;

                  (i) not enter into or amend in any material respect, any Material Contract, except in the ordinary course of business;

                  (j) not amend, alter or otherwise change the certificate of incorporation or by-laws of the Company;

                  (k) not issue additional shares of capital stock of the Company, or issue, grant, create or enter into subscriptions, options, rights, warrants, commitments or agreements relating to the capital stock of the Company; and

                  (l) not enter into any agreement with respect to any of the foregoing.

                  Notwithstanding anything to the contrary contained herein, nothing in this Section 5.1 shall restrict Seller and its Affiliates from taking any actions with respect to the Business, in the ordinary course of business, consistent with past practice.

                  Section 5.2 Other Pre-Closing Covenants and Certain
                              ---------------------------------------
Agreements.
----------

                  (a) Exclusive Dealing. Prior to the Closing or the termination of this Agreement in accordance with Article VIII, Seller and PENAC will not, and Seller and PENAC will not cause or permit any of the Local Sellers or the

Company to, (i) directly or indirectly solicit, initiate, encourage, or facilitate the submission of any proposal or offer from any Person relating to the acquisition, directly or indirectly, of any capital stock or any material portion of the assets related to the Business, of any of the Company or the Local Sellers (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller and PENAC will not vote their respective shares or other ownership interests of the Company or any Local Seller in favor of any such acquisition structured as a merger, consolidation, or share exchange. Seller will notify Purchaser immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

                  (b) Purchaser's Ability to Close. Prior to the Closing or the
                      ----------------------------
termination of this Agreement in accordance with Article VIII, Purchaser shall not, and shall not cause or permit its Affiliates to, engage in any conduct that is reasonably likely to impair or delay the ability of the Parties to obtain the necessary consents or approvals under any Competition Law or that would result in inability of Purchaser to finance the transaction or impair Purchaser's financial ability to close, except in the ordinary course of business consistent with past practice.

                  (c) Commercially Reasonable Efforts. Seller, PENAC, the
                      -------------------------------
Company and Purchaser will use, and Seller will cause the Local Sellers to use, commercially reasonable efforts to take all action and to do all things, and will cause their Affiliates to take all action and do all things, necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements including fulfilling but not waiving the conditions precedent to the other party's obligations hereunder (including those contained in Article VI hereof), securing as promptly as practicable all consents, approvals, waivers and authorizations and making any filings required under applicable Law, including using reasonable best efforts to obtain those required by the Competition Laws (and promptly filing any additional information requested as soon as practicable after receipt of request thereof) required in connection with the transactions contemplated hereby and agree to use such foregoing efforts to effect the Closing as soon as practicable; provided, however, that none of Seller, PENAC, the Local Sellers,
             --------  -------
the Company or Purchaser or any of their Affiliates shall be required to make any payment therefor, other than filing, recordation or similar fees payable to any governmental authority, which fees shall be paid by Purchaser. In jurisdictions where only one filing is required under the Competition Laws and either Seller or Purchaser is permitted to make such filing, Purchaser shall make such filing and secure such approvals and Seller shall cooperate with Purchaser in obtaining approvals. Each Party shall pay all expenses and fees (including attorney fees) for the filings it makes under the Competition Laws and any expenses and fees (including attorney fees) to obtain required consents, approvals or authorizations. Seller, the Company and Purchaser shall use, and Seller shall cause the Local Sellers to use, commercially reasonable efforts to take all action and to do all things, and shall cause their Affiliates to take all action and do all things necessary, proper or advisable to secure as promptly as practicable all consents, agreements and waivers and deliver any notices required to assign any Contracts to Purchaser required to be transferred to Purchaser pursuant to this Agreement, which consents shall be in forms reasonably satisfactory to Purchaser; provided, however, that none of Seller,
                                      --------  -------
PENAC, the Local Sellers, the Company or Purchaser or any of their Affiliates shall be required to make any payment therefor, other than filing, recordation or similar fees payable to any governmental authority, which fees shall be paid by Purchaser. Seller will cooperate with Purchaser in notifying customers of the Business as promptly as is reasonably practicable of the consummation of the transactions contemplated by this Agreement and to reasonably assist Purchaser, at Purchaser's expense, in making arrangements with such customers for the payment of Accounts Receivable related to the Business in a manner satisfactory to Purchaser.

                  (d) At the Closing, Purchaser and Seller shall execute and deliver or cause the execution and delivery of the Ancillary Agreements substantially in the form attached hereto.

                  (e) The parties hereto shall work together to identify and make provision for those premises that are not Real Property where Seller and the Local Seller operate the Business and where Purchaser wishes to sublease or otherwise make arrangements to occupy such space for a reasonable period of time. With respect to such premises, Seller and Purchaser shall work together to enter into subleases and such other transition agreements and arrangements as may be necessary to permit Purchaser to conduct the Business on such premises. Notwithstanding the foregoing, Seller shall have no obligation in respect of any leased premises where the lease in effect does not permit subletting or similar arrangements.

                  (f) Duty to Update. Each of Seller, the Company and Purchaser
                      --------------
shall have the continuing obligation until the Closing promptly to supplement or amend the Disclosure Schedules with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules; provided, however, that for the purpose of the rights and obligations of the
--------  -------
parties under this Agreement and subject to the provisions of Section 7.7, any such supplemental or amended Disclosure Schedule shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed in writing by Purchaser.

                  (g) Access. Subject to the other terms of this Agreement,
                      ------
including Section 9.12 and except as prohibited by Law, Purchaser may request of Seller, the Company or any Local Seller that Purchaser or its representatives be granted access to and the opportunity to (i) communicate directly with the current management of the Business or (ii) review certain information regarding the premises, properties, personnel, and certain books, records (including tax records), contracts and documents, of or pertaining to the Business, and Seller and the Company will consider, and Seller shall cause the Local Sellers to consider, such requests; provided that decisions by Seller, the Company or the
                         --------

Local Sellers with respect to complying with any of such requests shall be made in their good faith discretion; provided further that, without limiting the
                                -------- -------
generality of the foregoing, neither Seller, the Company, nor any Local Seller shall be required to provide Purchaser financial information in respect of the Business which has not been finalized or been otherwise subject to Seller's, the Company's or the Local Sellers' customary internal review. In addition to any applicable provisions of the Non-Disclosure Agreement executed by Philips International B.V. or Seller, on the one hand, and Purchaser, on the other, related to the subject matter of this Agreement, Purchaser will, and will cause its representatives and Affiliates to, (i) treat and hold as such any confidential information it receives from any of Seller, the Local Sellers, the Company or their representatives in the course of the reviews of the Business contemplated by this Section 5.2(g) or otherwise; (ii) will not use any of the confidential information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever; and (iii) will return to Seller, the Company or the Local Sellers, as applicable, all tangible embodiments (and all copies) of such confidential information which are in its possession or the possession of any other person on its behalf or as a result of its delivery thereto.

                  (h) Regulatory Approvals. Purchaser and Seller shall use, and
                      --------------------
shall cause their Affiliates to use, their reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorization relating to any applicable Competition Law that is required for the consummation of the transactions contemplated by this Agreement. For purposes of this Section 5.2(h), the "reasonable best efforts" of Purchaser shall include taking all reasonable actions necessary to enter into a consent decree, other order or other agreement, or to give an assurance, commitment or undertaking, containing Purchaser's agreement to hold separate and divest (pursuant to any terms as may be required by any governmental entity) the Non-U.S. Assets or take such other actions as may be required by any governmental entity; provided, however, that
                                                       --------  -------
the "reasonable best efforts" of Purchaser shall not require Purchaser or any of its Affiliates to divest or take other actions with respect to any Non-U.S. Assets or take any other action required by any governmental entity to the extent that such divestiture or other action in the aggregate would (i) affect a material amount of the assets, revenues or profits in relation to the Non-U.S. Assets, taken as a whole, or (ii) undermine the economic rationale for Purchaser of the transactions contemplated by this Agreement; and provided further, that the "reasonable best efforts" of Purchaser shall not require Purchaser or any of its Affiliates to divest any products, assets or business held or operated by the Company, Purchaser or any of its Affiliates.

                  (i) Seller's Restructuring Plan. Prior to Closing, Seller
                      ---------------------------
shall use commercially reasonable best efforts to complete the personnel restructuring of the Business as conducted by the Company and Local Sellers in accordance with Seller's current restructuring plan attached hereto as Schedule 5.2(i) (the "Seller Restructuring Plan").
             -------------------------

                  (j) Restructuring Costs. Costs and expenses incurred in
                      -------------------
completing the Seller Restructuring Plan shall be allocated to the Seller and the Purchaser as follows:

                       (i) To the extent that the Seller Restructuring Plan has
                  not been completed by the Closing, or to the extent that the Seller Restructuring Plan has been completed but all cash payments have not been made prior to the Closing, Purchaser and Seller shall agree, in good faith, at least 2 Business Days prior to the Closing on the total amount of all such outstanding cash payments for severance payments and related personnel costs and liabilities and cash payments for non-personnel termination costs, to be incurred as a result of the implementation of the Seller Restructuring Plan in Portugal, France, the Netherlands, the United Kingdom and Germany after the Closing (provided, however, that such costs are in accordance with the Seller Restructuring Plan) and the Purchase Price shall be decreased by such total amount; and

                       (ii) all other charges incurred as a result of the Seller
                  Restructuring Plan will be the responsibility of Purchaser.

                  (k) Purchaser Restructuring Plan. From time to time prior to
                      ----------------------------
the Closing and within six months following the Closing, Purchaser may, to the extent permitted by local Law, provide Seller with the names of employees to whom Purchaser does not intend to extend offers of employment or whom Purchaser does not intend to retain, as applicable (the "Relocation Employees"). Seller
                                               --------------------
shall use commercially reasonable efforts to place the Relocation Employees in positions, which are not part of the Business, with Seller or one of its Affiliates. Each Relocation Employee not placed by Seller in a position, which is not a part of the Business, with Seller or one of its Affiliates may be terminated and all severance payments and costs and liabilities (personnel and non-personnel) of any nature incurred as a result of such terminations shall be the responsibility of Purchaser.

                  Section 5.3 Other Covenants.
                              ---------------

                  (a) Confidentiality.
                      ---------------

                       (i) Purchaser acknowledges that the information being
                  provided to it in connection with the transactions contemplated by this Agreement is subject to the terms of a confidentiality agreement between Purchaser and Seller (the "Confidentiality Agreement"), the terms of which are
                   -------------------------
                  incorporated herein by reference. Effective upon the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Business; provided,
                                                               --------
                  however, that Purchaser acknowledges that, to the extent
                  -------
                  applicable, any information provided to it by Seller, any Seller or any Local Seller or any of their officers, directors, employees, advisors or representatives concerning

                  Seller, PENAC or any Local Seller shall remain subject to the terms and conditions of the Confidentiality Agreement after the date of the relevant Closing.

                       (ii) Seller, PENAC and the Local Sellers shall keep
                  confidential, and cause their Affiliates and officers, directors, employees, advisors and representatives to keep confidential, all confidential information primarily relating to the Business except (x) as required by Law or administrative process (provided that Seller, PENAC or the Local Sellers shall provide Purchaser with prompt notice of such requirement so that Purchaser may seek an appropriate protective order), (y) for confidential information that is available to the public on the date of the relevant Closing, or thereafter becomes available to the public other than as a result of a breach of this Section 5.3(a), and (z) for confidential information that becomes known or available to Seller, PENAC or the Local Sellers without restrictions of confidentiality from a source other than Purchaser, provided that such source is not bound by an agreement prohibiting such disclosure to Seller, PENAC or the Local Sellers. The covenant set forth in this Section 5.3(a) shall survive indefinitely after the Closing.

                  (b) Covenant Not to Compete; Nonsolicitation.

                       (i) Seller, PENAC and the Local Sellers understand that
                  Purchaser shall be entitled to protect and preserve the going concern value of the Business to the extent permitted by Law and that Purchaser would not have entered into this Agreement absent the provisions of this Section 5.3 and, therefore, for a period of three years from the Closing Date, Seller, PENAC and the Local Sellers shall not, and shall cause each of their Affiliates not to, directly or indirectly:

                       (x) engage in any Competing Business in any jurisdiction
                           in the world in competition with the Business; or

                       (y) solicit or encourage any employee of the Business
                           whose base salary at the date hereof is in excess of $75,000 in the United States ($45,000 in the rest of the world) to leave the employment of the Business, except for a person who responds to a public advertisement which is not solely aimed at such employee or who is first approached when no longer an employee of the Business.

                       (ii) Section 5.3(b)(i) shall be deemed not breached as a
                  result of the ownership by Seller, PENAC or the Local Sellers or any of their Affiliates of:

                       (x) less than an aggregate of 10% of any class of stock
                           of a person engaged, directly or indirectly, in the Competing Business; or

                       (y) less than 10% in value of any instrument of
                           indebtedness of a person engaged, directly or indirectly, in the Competing Business.

                       (iii) Nothing in Section 5.3(b)(i) shall restrict Seller,
                  PENAC or the Local Sellers or their Affiliates from:

                       (w) carrying on or developing any business currently
                           carried on by such Seller, PENAC or the Local Sellers and its Affiliates anywhere in the world for products which are, as of the Closing Date, in the latest catalogues of such businesses of Seller other than the Business acquired by Purchaser, including any future product for which material development activity has actually been started as of the Closing Date outside the Business acquired by Purchaser, as can be reasonably demonstrated by Seller, PENAC or the Local Sellers, as well as the commercial successor types of such present and future products;

                       (x) carrying on or developing any business currently
                           carried on by Seller, PENAC or the Local Sellers and their Affiliates anywhere in the world for magnetic-, mechanic-, electric-, electro-optic- and semiconductor components other than those manufactured and sold by the Business as of the Closing Date or for which a material development activity has actually been started as of the Closing Date or will be started in or for the Business within one year from the Closing date on the basis of a budget approved on or prior to the Closing Date, or which would be considered as of the Closing Date a natural commercial successor of any such present or future component of the Business.

                       (y) acquiring the whole or any part of a person which
                           carries on the Competing Business or the whole or any part of a business which includes the carrying on of the Competing Business, except that where more than 10% of the revenues of the person or of the business acquired as set out in the latest available audited accounts of that person or business consists of the Competing Business, Seller, PENAC or the Local Sellers shall use its reasonable efforts to dispose of such Competing Business as promptly as practicable;

                       (z) acquiring or holding any interest in any joint
                           venture (whether incorporated or unincorporated), except where such joint venture is a subsidiary of Seller, PENAC or the Local Sellers; provided that less than 10% of the turnover or the income of such joint venture is generated, directly or indirectly, by the Competing Business.

                       (iv) Notwithstanding any other provision of this
                  Agreement, it is understood and agreed that the remedy of indemnity payments pursuant to Article VII and other remedies at law would be inadequate in the case of any breach of the covenants contained in Section 5.3(b)(i). Purchaser shall be entitled to seek equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.

                       (v) Notwithstanding anything to the contrary, this
                  Section 5.3 shall not apply to any transaction in which a third party is acquiring a majority equity interest in Purchaser or Purchaser is transferring or is otherwise combining all or a substantial portion of its business to or with a third party (regardless of the form of such transaction), and this Section 5.3 shall not apply to the ultimate Seller company following such transaction and its Affiliates; provided, however, that the provisions of this
                              --------  -------
                  Section 5.3 shall continue to apply to Seller, PENAC or the Local Sellers and their subsidiaries and their legal successors. In addition, this Section 5.3 shall not apply to the activities of any Non-U.S. Assets held by Seller, PENAC or the Local Sellers, the Closing for which has not occurred.

                       (c) Litigation Support. In the event and for so long as
                           ------------------
Purchaser, Seller, PENAC, any Local Seller or the Company actively is contesting or defending against any charge, complaint, suit, hearing or investigation of a third party in connection with (i) any transaction contemplated under this Agreement, (ii) any fact, circumstance, action, failure to act or transaction on or prior to the Closing Date involving the Company or the Business or (iii) with respect to the NTL Paris Agreement, all Parties will cooperate, and Seller shall cause the Local Sellers to cooperate and Purchaser shall cause its Affiliates to cooperate with such Party and such Party's counsel in the contest or defense, make available their personnel and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party except to the extent the contesting or defending Party is entitled to indemnification therefor hereunder.

                       (d) Cooperation and Access to Financial Books and
                           ---------------------------------------------
Records. If required by Seller, PENAC or any Local Seller for the purpose of the
-------
preparation of Tax filings (in addition to any rights granted in subsections (e) or (f) below) or if required by Purchaser, the Company, Seller, PENAC or any Local Seller for the purpose of any financial reporting or internal review, the party to whom a request has been made will provide, and will cause its

Affiliates to provide, all reasonable cooperation to the requesting party in regard thereto until 12 months after the expiration of the applicable statute of limitations. Such cooperation in any event shall include that Purchaser, if so requested by Seller or such Local Seller for this purpose, give access, and shall cause its Affiliates and Company to give access, to all relevant books and relevant financial records relating to the Company and the Business and shall allow Seller or such Local Seller to make copies thereof. Promptly following the execution of this Agreement, Seller shall use commercially reasonable efforts to prepare and deliver to Purchaser and Seller's independent auditors unaudited financial statements for the Business statements requested by Purchaser to comply with Item 7(a) of the Current Report on Form 8-K and prepared in accordance with the U.S. GAAP and shall use commercially reasonable efforts to cause its independent auditors to audit any such unaudited financial statements requested by Purchaser to comply with Item 7(a) of the Current Report on Form 8-K Seller shall use commercially reasonable efforts to deliver or cause its independent auditors to deliver, to Purchaser any audited financial statements requested by Purchaser to comply with Item 7(a) of the Current Report on Form 8-K. Seller shall promptly notify Purchaser of any material developments in the preparation of such audited or unaudited financial statements and shall respond to any requests from Purchaser on the status of the preparation of such financial statements as promptly as practicable. Notwithstanding, anything else in this Agreement, Seller and its Affiliates shall have no liability to Purchaser whatsoever relating to the financial statements, including, without limitation, (i) any liability resulting from the failure of Purchaser, following the waiver by Purchaser of Seller's compliance with Section 6.2(f), to timely file such Current Report on Form 8-K, (ii) any claim that Purchaser or its Affiliates could make for a breach of a representation or warranty of Seller, the Company, PENAC or the Local Sellers based the application of U.S. GAAP, or assumptions made or positions taken in the audited financial statements, and
(iii) any claim for an adjustment to the Preliminary Statement of Net Operating Capital based on facts uncovered during the preparation of the financial statements or assumptions made or positions taken in the audited financial statements; provided, however, that Seller shall be liable to Purchaser if
            --------  -------
Seller fails to use commercially reasonable efforts to prepare and deliver to Purchaser and Seller's independent auditors unaudited financial statements for the Business requested by Purchaser to comply with Item 7(a) of the Current Report on Form 8-K and prepared in accordance with the U.S. GAAP or use commercially reasonable efforts to cause its independent auditors to audit any such unaudited financial statements requested by Purchaser to comply with Item 7(a) of the Current Report on Form 8-K, or fails to use commercially reasonable efforts to deliver, or cause its independent auditors to deliver, to Purchaser any audited financial statements requested by Purchaser to comply with Item 7(a) of the Current Report on Form 8-K. Seller shall be responsible for the costs of its independent auditors for the preparation of audited financial statements for fiscal year 2001. Purchaser and Seller will share equally the costs of Seller's independent auditors for any additional fiscal years required by Purchaser to comply with Item 7(a) of the Current Report on Form 8-K.

                  (e) Tax Matters.
                      -----------

                  (i)  Section 338(h)(10).
                       ------------------

                  (A)  Election. Seller shall cause PHUSA to make a joint
                       --------
                       election with Purchaser under Section 338(h)(10) of the Code with respect to the purchase of the Company Shares and under any similar provisions of state or foreign law. Such elections shall apply to the Company and, to the extent permitted by applicable Law, to each corporate subsidiary of the Company that is a member of Seller Group. Seller represents that its sale of the Company Shares is eligible for, and Purchaser represents that it is qualified to make, such election. If the election is made, Seller and Purchaser shall, within 90 days after the Closing Date, exchange completed and executed copies of Internal Revenue Service Form 8023, required schedules thereto, and any similar state and foreign forms. If any changes are required in these forms as a result of information which is first available after the Closing Date, the parties will promptly agree on such changes.

                  (B)  Allocation of Purchase Price. Seller and Purchaser will
                       ----------------------------
                       agree to a purchase price for Tax purposes under the terms set forth in this Agreement and an allocation of that price among the Company Shares and the Non-U.S. Assets in a manner consistent with the allocation of Purchase Price set forth in Schedule 2.1 (Seller and Purchaser shall cooperate in the preparation and finalization of such Schedule prior to the Closing Date). If an election under Section 338(h)(10) of the Code is made, Seller and Purchaser shall further agree as to the amounts of "ADSP" and of "AGUB" (as such terms are
                                   ----          ----
                       defined for purposes of Section 338(h)(10) of the Code) and to an allocation of the ADSP and AGUB among the assets of the Company that are deemed to have been acquired pursuant to elections made by Seller and Purchaser under Section 338(h)(10) of the Code or under any state or foreign law equivalent. Purchaser and Seller shall use the asset values determined from such allocation for purposes of all reports and returns with respect to Taxes, including Internal Revenue Service Form 8594 or any equivalent statement. Seller and Purchaser shall submit any dispute as to the proper method of allocation to an independent accounting firm of recognized national standing selected by Seller and Purchaser, which firm shall not be the regular accounting firm of Seller or Purchaser. Promptly, but not later than 15 days after its acceptance of appointment hereunder, the accounting firm so selected will determine (acting as experts and not as arbitrators, based solely on presentations of Seller and Purchaser and not by independent review) only those matters in dispute and will render a written report as to the disputed matters and the resulting allocation shall be conclusive and binding upon the parties.

                  (ii) Liability for Taxes and Related Matters.
                       ---------------------------------------

                  (A)  Liability for Taxes. Seller shall be liable for and
                       -------------------
                       indemnify Purchaser for all Taxes (including any obligation to contribute to the payment of a tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included the Company and Taxes resulting from the Company ceasing to be a member of the Seller Group, or attributable to the election to be made under Section 338(h)(10) of the Code and any state or foreign law equivalents (including for this purpose a recognition by any such jurisdiction of an election under Section 338(g) but not Section 338(h)(10) of the Code)), (a) imposed on the Seller Group (or any member thereof other than the Company) for any taxable year, (b) imposed on the Company or for which the Company may otherwise be liable for any taxable year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year ending on and including the Closing Date. Seller shall be entitled to any refund of Taxes of the Company received by the Company, Purchaser or any of their Affiliates for such periods.

                  (B) Purchaser shall be liable for and indemnify Seller for the Taxes of the Company for any taxable year or period that begins after the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year beginning after the Closing Date. Purchaser shall be entitled to any refund of Taxes of the Company received by the Seller or any of its Affiliates for such periods.

                       (iii) Taxes for Short Taxable Year. For purposes of
                  paragraphs (ii)(A) and (B), whenever it is necessary to determine the liability for Taxes of the Company for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes of the Company for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the Company had a taxable year or period which ended at the close of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

                       (iv) Adjustment to Purchase Price. Any payment by
                            ----------------------------
                  Purchaser or Seller under this Section 5.3(e) will be treated as an adjustment to the purchase price determined for Tax purposes and allocated in a manner consistent with the allocations made pursuant to Section 5.3(e)(i)(B) of this Agreement.

                       (v) Tax Returns. Seller shall file or cause to be filed
                           -----------
                  when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending on or before the Closing Date and shall pay any Taxes due in respect of such Tax Returns, and Purchaser shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending after the Closing Date and shall remit any Taxes due in respect of such Tax Returns. Seller shall pay Purchaser the Taxes for which Seller is liable pursuant to Section 5.3(e)(ii)(A) (but which are payable with Tax Returns to be filed by Purchaser pursuant to the previous sentence) no later than 10 days prior to the due date for the filing of such Tax Returns.

                       (vi) Contest Provisions. Purchaser shall promptly notify
                            ------------------
                  Seller in writing upon receipt by Purchaser, any of its Affiliates or the Company of notice of any pending or threatened federal, state, local or foreign income or franchise tax audits or assessments which may materially affect the tax liabilities of the Company for which Seller would be required to indemnify Purchaser pursuant to Section 5.3(e)(ii)(A). Seller shall have the sole right to represent the Company's interests in any tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense. Notwithstanding the foregoing, Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of Purchaser, the Company or any of their Affiliates for any period after the Closing Date to any extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of Purchaser. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Seller has indemnified Purchaser against the effects of any such settlement.

                                    Seller shall be entitled to participate at
                  its expense in the defense of any claim for Taxes for a year or period ending after the Closing Date which may be the subject of indemnification by Seller pursuant to Section 5.3(e)(ii)(A) and, at its sole expense and with the written consent of Purchaser, may assume the entire defense of such tax claim. Neither Purchaser nor the Company may agree to settle any tax claim for the portion of the year or period ending on the Closing Date which may be the subject of indemnification by Seller under Section 5.3(e)(ii)(A) without the prior written consent of Seller, which consent shall not be unreasonably withheld.

                       (vii) Transfer Taxes. Seller shall be liable for all
                             --------------
                  transfer taxes arising from the sale of the Company Shares. Purchaser and Seller shall evenly split all transfer taxes (including, without limitation, stamp duties and real estate transfer tax) arising from the sale of the Non-U.S. Assets. In the event any transaction pursuant to this Agreement or any Ancillary Agreement is subject to value added tax ("VAT"),
                                                                      ---
                  such VAT shall be borne by Purchaser. The Parties consider that the transfers of the Non-U.S. Assets in each relevant jurisdiction should be treated as a transfer of going concern exempt from VAT. If, however, such transfers are subject to VAT in a jurisdiction, Seller shall invoice such VAT to Purchaser or its Affiliate and Purchaser or its Affiliate, as the case may be, shall pay to Seller in immediately available funds within 10 business days of receipt of Seller's invoice the total amount of such VAT. The parties shall, and shall cause their Affiliates to, cooperate and take all commercially reasonable actions to minimize VAT required to be paid for the transfer of the Non-U.S. Assets, including filing applications to the applicable VAT authorities to obtain an exemption for VAT or a refund of any VAT which has been paid.

                       (viii) Assistance and Cooperation. After the Closing
                              --------------------------
                  Date, each of Seller and Purchaser shall (and shall cause their respective Affiliates to):

                       (A) assist the other Party in preparing any Tax Returns
                           or reports which such other Party is responsible for preparing and filing in accordance with this Agreement;

                       (B) cooperate fully in preparing for any audits of, or
                           disputes with taxing authorities regarding, any Tax Returns of the Company;

                       (C) make available to the other and to any taxing
                           authority as reasonably requested all information, records, and documents relating to Taxes of the Company;

                       (D) provide timely notice to the other in writing of any
                           pending or threatened tax audits or assessments of the Company for taxable periods for which the other may have a liability under this Agreement; and

                       (E) furnish the other with copies of all correspondence
                           received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

                  (f) Maintenance of Purchaser Books and Records. Until the
                      ------------------------------------------
applicable statute of limitations (including periods of waiver) has run for any Tax Returns filed or required to be filed covering the periods up to and including the Closing Date, Purchaser shall, and shall cause its Affiliates or the Company to, retain all Books and Records with respect to the Business in existence on the Closing Date and after the Closing Date will provide Seller and any Local Seller access to such Books and Records for inspection and copying by Seller, such Local Seller or their agents upon reasonable request and upon reasonable notice. After the expiration of such period, no such Books and Records shall be destroyed by Purchaser without first advising Seller in writing and giving Seller or the Local Sellers a reasonable opportunity to obtain possession thereof, any costs of transferring such Books and Records to be paid by Seller.

                  (g) Access to Seller Books and Records. Following the Closing,
                      ----------------------------------
if required by Purchaser or the Company in connection with any Tax Return, the preparation of tax filings, or financial reporting and Seller agrees, and shall cause its Affiliates and the Local Sellers to agree, to use reasonable efforts to provide or arrange access to all relevant books and financial records of Seller directly relating to the Company and the Business prior to the Closing and, to the extent the information contained therein is not also contained in the Books and Records transferred to Purchaser at the Closing, shall allow Purchaser or the Company, on such reasonable terms and conditions determined by Seller, to make and keep copies of the portions of such books and financial records directly related to the Business prior to the Closing at Purchaser's sole expense; provided that (in addition to any such terms and conditions
              --------
established by Seller) any information contained in such books and financial records which does not relate to the Company and the Business prior to the Closing need not be made available and in the event of disclosure shall remain and be treated as confidential by Purchaser and the Company in accordance with the terms applicable to confidential information set forth in Section 5.2(g).

                  (h) Further Assurances. Without affecting the terms of this
                      ------------------
Agreement or the Ancillary Agreements, at any time after the Closing Date,

Seller and Purchaser shall, and Seller shall cause the Local Sellers to promptly execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any other assurances or documents reasonably requested by Seller, the Local Sellers, Purchaser or its designees, as the case may be, and necessary for Seller, the Local Sellers, Purchaser or its designees, as the case may be, to give effect to this Agreement, including such additional instruments of conveyance and transfer as Purchaser may reasonably request or may otherwise be reasonably necessary to more effectively convey or transfer to, or invest in, Purchaser or put Purchaser in possession of, any of the Non-US Assets. Purchaser shall permit Seller reasonable access at reasonable times and following reasonable notice to the records or employees of the Business as required by Seller to perform its obligations under the NTL Paris Agreement.

                  (i) Equitable Assignment.

                       (i) Notwithstanding anything to the contrary contained in
                  this Agreement, (A) to the extent that the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to Purchaser or its designee, as required hereunder, of any Non-U.S. Assets is prohibited by any applicable Law or would require any governmental or third party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, or (B) to the extent that Purchaser, following its reasonable best efforts to do so, is unable to establish prior to the Closing benefit arrangements for Non-U.S. Employees in a particular country or jurisdiction to replace the benefit arrangements maintained by Sellers with respect to such Non-U.S. Employees, and Sellers and Purchaser agree that, providing that Purchaser continues to use its reasonable best efforts to establish such arrangements following the Closing, the transfer of Non-U.S. Assets with respect to the Business employing such Non-U.S. Employees should be delayed until such benefit arrangements have been put in place, the Closing shall occur without any adjustment to the Purchase Price and this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or any attempted sale, assignment, transfer, conveyance or delivery, of that portion of such Non-U.S. Assets. Non-U.S. Assets and Non-U.S. Liabilities held by Seller and the Local Sellers for the benefit of Purchaser pursuant to this Section shall be included in the Final Statement of Net Operating Capital.

                       (ii) Following the Closing, the Parties shall use
                  commercially reasonable efforts and shall cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers referenced in clause (i)(A) above and Purchaser shall use reasonable best efforts to establish the benefit arrangements referred to in clause (i)(B); provided,
                                                                     --------
                  however, that none of Seller, the Company or Purchaser or any
                  -------
                  of their Affiliates shall be required to make any payment therefor, other than filing, recordation or similar fees payable to any governmental authority, which fees shall be paid by Purchaser. Pending such authorization, approval, consent or waiver, the Parties shall cooperate with each other in any reasonable and lawful arrangements, to be effective from and after the Closing Date, designed to effectively transfer to Purchaser or its designee the rights and benefits of, and entitlements to exercise Seller's or each Local Seller's rights under, and effectively cause Purchaser to assume all liabilities and costs with respect to, such Non-U.S. Assets. Once such authorization, approval, consent or waiver for the sale, assignment, transfer, conveyance or delivery of any Non-U.S. Assets not sold, assigned, transferred, conveyed or delivered at the Closing is obtained, Seller shall assign, transfer, convey and deliver, or cause to be assigned, transferred, conveyed and delivered, such Non-U.S. Assets to Purchaser or its designee for no additional consideration. To the extent that any such Non-U.S. Assets cannot or will not be transferred or the full benefits of, rights to use and liabilities of use of any such Non-U.S. Assets cannot be provided to Purchaser or its designee following the Closing pursuant to this Section 5.3(i), Purchaser, Seller, and the Company shall, and shall cause their Affiliates to, enter into such arrangements, to be effective from and after the Closing Date, as permitted by law (including subleasing or subcontracting, if permitted) to provide to Purchaser the economic (taking into account Tax costs and benefits) and operational equivalent of obtaining such authorization, approval, consent or waiver, the performance by Purchaser or its designee of the obligations thereunder and the effective transfer to Purchaser or its designee of the rights and benefits of, and entitlements to exercise Seller's or the Local Seller's rights under, and the effective assumption by Purchaser or its designee of all liabilities and costs with respect to, such Non-U.S. Assets. Seller and its Affiliates shall hold in trust for and pay to Purchaser promptly upon receipt thereof such Non-U.S. Assets and all income, proceeds and other monies received by Seller or any of its Affiliates in connection with its use of any such Non-U.S. Assets in connection with the arrangements under this Section 5.3(i). Seller and its Affiliates shall be permitted to set off against such amounts any direct costs (it being understood that Seller does not waive any claim for indirect costs) associated with the retention and maintenance of such Non-U.S. Assets. Notwithstanding the foregoing, Seller and its Affiliates shall have no obligation whatsoever to retain any portion of the Business, other than any individual asset or Contract (but only until such time as the transfer thereof may be effected in accordance with this Agreement), in order to obtain any such authorizations, approvals, consents or waivers referred to in this Section 5.3(i) or elsewhere in this Agreement.

                  (j) Seller and Purchaser Cooperation Regarding Payables and Receivables.

                       (i) Any amounts (A) paid by Seller or any Local Seller to
                  satisfy Accounts Payables which are Non-U.S. Liabilities after the Closing Date, and (B) received by Seller or a Local Seller in satisfaction of Accounts Receivable with respect to operation of the Business after the Closing Date (to the extent such amounts have not already been transferred to Purchaser), shall be determined by Seller every 30 days following the Closing Date on an ongoing basis by netting any such amounts paid with any such amounts received, as applicable, and such net amount shall be the "Seller Corrected Receivable and Payable Amount".

                       (ii) Any amounts (A) paid by Purchaser or the Company in
                  respect of any Seller business to satisfy Accounts Payables which are not Non-U.S. Liabilities and (B) received by Purchaser or the Company in satisfaction of Accounts Receivable in respect of any Seller business which do not comprise the Business, shall be determined by Purchaser every 30 days following the Closing Date on an ongoing basis by netting any such amounts paid with any such amounts received, as applicable, and such net amount shall be the "Purchaser Corrected Receivable and Payable Amount".

                       (iii) On an ongoing basis following the Closing Date,
                  unless otherwise agreed, Seller and Purchaser shall net and promptly settle as between each of them the Seller Corrected Receivable and Payable Amount and the Purchaser Corrected Receivable and Payable Amount.

                  Purchaser's and Seller's obligations under subsections 5.3(b) through (j) shall terminate in all respects 12 months from the Closing Date except as otherwise expressly set forth in any of such Sections.

                  (k) NTL Warranties. Purchaser shall provide warranty and
                      --------------
repair services pursuant to the NTL Paris Agreement for and on behalf of Seller at actual cost reasonably documented and Purchaser and Seller agree to negotiate in good faith towards an agreement with respect to the performance by the Business following the Closing of any such warranty obligations or service.

                  (l) Guarantees. As soon as practicable but no later than four
                      ----------
weeks following the Closing Date, Purchaser will replace any performance bond, guarantee or similar instrument issued by Seller or its Affiliates on behalf of the Company or for the benefit of the Business (the "Instruments") with a
                                                     -----------
performance bond, guarantee or similar instrument that releases or is capable of releasing Seller and its Affiliates from all its and their obligations under such Instruments. If a replacement of the Instruments is not possible for reasons beyond the control of Purchaser, Purchaser will, not later than four weeks following the Closing Date, put in place an arrangement the effect of which will be that Seller or any of its Affiliates is released from its obligations under the Instruments.

                  Section 5.4 Employee Relations and Benefits.
                              -------------------------------

                  (a) The parties hereto intend that there shall be continuity of employment with respect to all Transferred Employees as follows; (i) where local employment laws provide for an automatic transfer of employees upon the transfer of a business as a going concern, the employment of the employees shall not be terminated upon the Closing and the rights, powers, duties, liabilities and obligations of Seller (or a Local Seller) to or in respect of the employees in respect of any contract of employment with the employees in force immediately before the Closing shall be transferred to Purchaser and/or one of its Affiliates in accordance with those local employment laws, and (ii) where the local employment laws do not provide for the automatic transfer of employees upon the transfer of a business or part of a business as a going concern (or in any jurisdiction where the local employment laws do provide for the automatic transfer of employees upon the transfer of a business or part of a business as a going concern but for any reason any employee does not transfer by operation of law), Purchaser and/or one of its Affiliates shall offer employment to the Transferred Employees commencing on the Closing Date or upon the return of any such Transferred Employee to active employment, provided that the terms of such employment may differ from base salary, benefits, location, position and other terms provided to such employees by Seller or a Local Seller immediately prior to the Closing Date (the "Current Employment Terms"). Purchaser shall cause such
                          ------------------------
Transferred Employees who are U.S. Employees to be eligible to participate in such employee benefit plans of Purchaser in which similarly situated employees of Purchaser are generally eligible to participate, provided that nothing herein shall prevent Purchaser from terminating the employment of any such Transferred Employee or modifying or terminating such plans from time to time. Seller shall not engage in any activity intended to discourage any Transferred Employee from accepting an offer of employment from Purchaser and/or one of its Affiliates and shall use commercially reasonable efforts to provide that Transferred Employees (other than Transferred Employees who have applied for a position outside the Business prior to the date hereof) will not be offered employment by businesses of Seller (other than the Business) after the date hereof and prior to the Closing Date; provided, however, that Seller and its Affiliates shall be
              --------  -------
permitted to take any action they are legally required to take in order to comply with local employment laws. Nothing herein shall obligate Purchaser or one of its Affiliates to provide the Transferred Employees with the Current Employment Terms or retiree medical benefits unless required to do so by local laws. Notwithstanding anything to the contrary in this Agreement, starting on the Closing Date, for purposes of determining severance pay, Purchaser shall give each Transferred Employee credit for service with Seller and severance pay equal to that of similarly situated persons within Purchaser.

                  Purchaser shall comply with Applicable Employee Benefits Laws or other applicable local laws and regulations, with respect to the terms and conditions of employment, including employee benefits, it offers to Non-U.S. Employees on and after the Closing Date. Purchaser agrees, in jurisdictions where applicable, to negotiate or consult in good faith with works counsel organizations or agencies with respect to the initial terms and conditions of employment of the Non-U.S. Employees. Purchaser contemplates offering initial compensation and benefit packages for Non-U.S. Employees which are comparable in the aggregate to the compensation and benefit packages provided by Seller prior to the Closing, provided however, that Purchaser reserves the right to vary the type and amount of particular benefits, to offer certain benefits and not to offer others, within the overall framework of providing a comparable initial compensation and benefit package consistent with the requirements of applicable local law. Purchaser and Seller agree that the foregoing shall not prevent Purchaser from terminating the employment of any such Non-U.S. Employees or modifying and/or terminating the compensation and benefit packages for such Non-U.S. Employees from time to time, subject to the requirements of applicable local Law.

                  (b) Seller shall retain responsibility and liability for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each Transferred Employee, or former employees of the Business, with respect to claims incurred by such Transferred Employees, or former employees of the Business or their respective covered dependents prior to the Closing Date except to the extent such liabilities are reflected in the Final Statement of Net Operating Capital. Seller and Purchaser agree that Purchaser shall assume none of said responsibilities or liabilities and Seller shall indemnify and hold harmless Purchaser with respect to any such liabilities. Expenses and benefits with respect to claims incurred by Transferred Employees or their covered dependents on or after the Closing Date shall be the responsibility of Purchaser. For purposes of this paragraph, a claim is deemed incurred: in the case of medical or dental benefits, when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs; in the case of long-term disability benefits, when the disability occurs; and in the case of workers compensation benefits, when the event giving rise to the benefits occurs.

                  (c) With respect to any plan that is a "welfare benefit plan" (as defined in Section 3(1) of ERISA) maintained by Purchaser, Purchaser shall
(i) cause there to be waived any pre-existing condition and waiting periods and
(ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Transferred Employees with respect to similar plans maintained by Seller and its Affiliates immediately prior to the Closing Date.

                  (d) For purposes of any eligibility and vesting requirements under the employee benefit plans and arrangements maintained or to be established by Purchaser in which Transferred Employees are eligible to participate, Purchaser shall ensure that service by such Transferred Employees with Seller shall be deemed to have been service with Purchaser.

                  (e) Except as required by applicable law or as may be agreed to by Seller and Purchaser, or as reflected otherwise in the Actuarial Memorandum, as of the Closing Date the Transferred Employees shall cease to accrue further benefits under the employee benefit plans and arrangements maintained by Seller and its Affiliates and shall commence participation in the employee benefit plans and arrangements maintained or to be established by Purchaser. Seller shall take all necessary actions to fully vest the Transferred Employees in their account balances under the Philips Electronics North America Corporation Employee Savings Plan ("Seller's 401(k) Plan") or any other
                                    --------------------
qualified profit-sharing plan maintained by Seller and allow such Transferred Employees to rollover any associated loan notes to the extent permitted under the applicable Seller Plan. Purchaser shall take all steps necessary to permit each such Transferred Employee who has received an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) from Seller's 401(k) Plan, if any, to roll such eligible rollover distribution, including any associated loans, as part of any lump sum distribution to the extent permitted by Seller's 401(k) Plan into an account under Purchaser's Employee Savings Plan ("Purchaser's 401(k) Plan"). With regard to Non-U.S. Employees, in the event of
  -----------------------
any conflict between the terms of the Actuarial Memorandum and the terms of this
Section 5.4 and Section 5.5, the terms of the Actuarial Memorandum shall prevail.

                  (f) With respect to any accrued but unused vacation time (including flexible time-off and sick pay) to which any Transferred Employee is entitled pursuant to the vacation policy applicable to such Transferred Employee immediately prior to the Closing Date (the "Vacation Policy"), Purchaser shall
                                            ---------------
assume the liability for such accrued vacation and allow such Transferred Employee to use such accrued vacation to the extent such liability is provided for in the Final Statement of Net Operating Capital.

                  (g) Seller agrees to provide any required notice filings and payments under the Worker Adjustment and Retraining Notification Act ("WARN")
                                                                       ----
and any other applicable U.S. Law and to otherwise comply with any such statute with respect to any "plant closing" or "mass layoff" (as defined in WARN) or similar event affecting Transferred Employees and occurring on or prior to the Closing (other than employment terminations and other events resulting from the affirmative action of Purchaser or its Affiliates). Purchaser agrees to provide any required notice filings and payments under WARN and any other applicable U.S. Law and to otherwise comply with any such statute with respect to any "plant closing" or "mass layoff" (as defined in WARN) or similar event affecting Transferred Employees and occurring on or after the Closing. To the extent that Purchaser or Seller incurs obligations under WARN due to the combined actions of Seller and Purchaser (or their Affiliates), Seller and Purchaser agree to evenly split the costs incurred in complying with the obligations imposed by WARN.

                  (h) (i) Purchaser shall indemnify and hold harmless Seller and the Local Sellers with respect to any liability under COBRA or other applicable U.S. law, or pursuant to the requirements of
                  Section 701 et seq. of ERISA or the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") arising
                                                               -----
                  from the actions (or inactions) of Purchaser or its Affiliates after the Closing Date. Seller shall retain all liabilities, including with respect to any Qualifying Event (as defined in Treasury Regulation section 54.4980B-4, Q&A-1), under COBRA, or pursuant to the requirements of Section 701 et seq. of ERISA or HIPAA, incurred on or prior to the Closing Date or arising as a result of the transactions contemplated hereby, whether with respect to the Transferred Employees, former employees of the Company, or any of their dependents, and Seller shall indemnify and hold harmless Purchaser with respect to any such liabilities.

                       (ii) Prior to the Closing Date, Seller shall pay any and
                  all accruals owed with respect to Transferred Employees under the terms of any Seller Plan maintained in the U.S. (including any such Seller Plan with a "last day of the quarter" requirement) for any plan year that commenced prior to the Closing Date.

                  (i) Prior to the Closing Date, Seller and PENAC shall take all necessary steps to vest the Transferred Employees in their accrued benefit with respect to service up to the Closing Date under each of the Philips Electronics North America Corporation Pension Plan and the Philips Electronics North America Corporation Pension Plan for Hourly Employees (each, a "Seller Domestic Defined
                                                        -----------------------
Benefit Plan"). Seller, PENAC and Purchaser agree that Purchaser shall succeed
------------
to no obligations or liabilities of Seller, PENAC or the Company with respect to Transferred Employees, or any other former employees of the Business or their beneficiaries, under any Seller Domestic Defined Benefit Plan, and Seller and PENAC shall indemnify and hold harmless Purchaser with respect to such liabilities.

                  (j) For a period of 24 months following the Closing Date, Seller, the Local Sellers, Purchaser and their Affiliates will reasonably cooperate in promoting the voluntary transfer of expatriate Transferred Employees in whose favor there exists return guarantees by Seller or any Local Seller, to the Purchaser's organization.

                  (k) Following the execution of this Agreement, Seller will reasonably cooperate to provide to Purchaser (i) true and complete information regarding the name, current annual compensation rate (including bonuses and commissions), title, current base salary rate, accrued bonus, accrued sick leave, accrued severance pay and accrued vacation pay of each Transferred Employee and (ii) descriptive materials regarding each Benefit Plan sufficient to permit Purchaser to ascertain the level of benefits and other material terms and conditions of such Benefit Plans as they pertain to the Transferred Employees.

                  (l) Schedule 5.4(l) sets forth the preliminary identities of the Transferred Employees, as identified by Seller based on information as of the date of this Agreement. Prior to the Closing Date, Seller and Purchaser shall agree on the employees to be listed on Schedule 5.4(l) as Transferred Employees.

                  Section 5.5 Non-U.S. Employees.
                              ------------------

                  This Section 5.5 applies only to Non-U.S. Employees and former Non-U.S. Employees ("Non-U.S. Former Employees").
                     -------------------------

                  (a) Seller and Purchaser shall comply with all obligations either under the Transfer Regulations or other national laws to provide information to the other party for onward transmission to Non-U.S. Employees or employee representatives and/or to provide such information directly to Non-U.S. Employees or employee representatives. Seller and Purchaser shall indemnify each other against all Losses resulting from any failure to provide such information in a timely manner.

                  (b) Seller shall indemnify and keep indemnified Purchaser against all Losses ("Purchaser Losses"), arising out of or in connection with
                     ----------------
any claim by a Non-U.S. Employee (whether in contract or in tort or under statute for any remedy including for breach of contract, unfair dismissal, redundancy, statutory redundancy, equal pay, sex, race or disability discrimination, unlawful deductions from wages or for breach of statutory duty or of any nature) as a result of anything done or omitted to be done by Seller and its Affiliates prior to the Closing Date except to the extent that any such Losses are reflected in the Final Statement of Net Operating Capital.

                  (c) Purchaser shall indemnify and keep indemnified Seller against all Losses ("Seller Losses"), arising out of or in connection with any
                     -------------
claim by a Non-U.S. Employee (whether in contract or in tort or under statute for any remedy including for breach of contract, unfair dismissal, redundancy, statutory redundancy, equal pay, sex, race or disability discrimination, unlawful deductions from wages or for breach of statutory duty or of any nature) as a result of anything done or omitted to be done by Purchaser and its Affiliates arising prior to or following the Closing Date.

                  (d) Schedule 5.5(d) describes certain information regarding Seller's defined benefit and defined contribution pension arrangements for Transferred Employees who are Non-U.S. Employees. These arrangements, plus similar arrangements provided by or contributed to by Seller in such other non-U.S. countries in which Transferred Employees are employed, are the "Seller
                                                                         ------
Foreign Pension Plans". Purchaser agrees to provide defined benefit and/or
---------------------
defined contribution pension arrangements for Transferred Employees following the Closing Date, in accordance with Section 5.4(a). With respect to this commitment, Seller and Purchaser agree as follows:

                       (i) With respect to each funded Seller Foreign Pension
                  Plan in which Transferred Employees may obtain a premium free policy for the provision of accrued benefits earned up until the Closing Date in accordance with the Actuarial Memorandum, Seller agrees to arrange to obtain such a policy on a fully paid-up basis and reflecting all pension obligations accrued based on service through the Closing Date. Such insurance policy(ies) shall be delivered to each applicable Transferred Employee for application toward the past service component of the pension arrangement to be sponsored by Purchaser with respect to such Transferred Employee in accordance with the provisions of the Actuarial Memorandum.

                       (ii) With respect to each Seller Foreign Pension Plan
                  under which liabilities are reflected by means of a book reserve, and for which the provision of a paid-up insurance policy reflecting pre-Closing Date accrued benefits is not available, Seller will include in the local balance sheet an amount equal to the actuarial present value of accrued pension benefits as of the Closing Date, as calculated under the relevant local book reserve system, using, as applicable, the actuarial assumptions and other terms described in Schedule 5.5(d).

                       (iii) With respect to each funded Seller Foreign Pension
                  Plan not described in subparagraph (i) or (ii), if Purchaser chooses or is required by Applicable Employee Benefits Law to assume responsibility for the payment of the pension based on past service prior to the Closing Date, there shall be a transfer of assets and liabilities from the funding vehicle of the Seller Foreign Pension Plan to the funding vehicle of the successor plan established by Purchaser, with respect to the accrued benefits of Transferred Employees (whether or not vested) earned prior to the Closing Date in accordance with the Actuarial Memorandum. Assets shall be transferred in an amount equal to the actuarial present value of such liabilities, as determined under the terms and rules of the applicable fund and relevant local law, in accordance where applicable with the actuarial assumptions described in
                  Schedule 5.5(d).

                  Seller and Purchaser agree to cooperate with each other to effectuate the intent of this Section 5.5(d).

                  (e) Purchaser shall indemnify the Seller Indemnified Parties from and against all Seller Losses which arise from the employment by Purchaser or its Affiliates of Non-U.S. Employees on or after the Closing Date or are attributable to any act, omission, breach or default by Purchaser or its Affiliates in relation to any of the Non-U.S. Employees. This shall include, but shall not be limited to Seller Losses arising out of the termination or dismissal of any Non-U.S. Employee after the Closing, any failure by Purchaser or its Affiliates to offer, in contravention of any applicable Law or regulation, any Non-U.S. Employee terms and conditions of employment and working conditions which are no less favorable than those which applied to the relevant Non-U.S. Employee immediately prior to the Closing Date and any failure by Purchaser or its Affiliates to comply with its or their obligations under any local employment laws.

                  Section 5.6 Insurance Matters.
                              -----------------

                  (a) Purchaser acknowledges that the policies and insurance coverage maintained on behalf of the Business are part of the corporate insurance program maintained by Seller (the "Seller Corporate Policies"), and such coverage will not be available or transferred to Purchaser or any of its Affiliates. In furtherance and not in limitation of the foregoing, Purchaser agrees not to and to cause each of its Affiliate not to bring any claim for recovery under any of the Seller Corporate Policies, whether or not such Person may be so entitled in accordance with the terms of such Seller Corporate Policies. Furthermore, Purchaser agrees that if at any time in the future it shall sell, directly or indirectly, the shares of capital stock of any entity into which it transfers the Non-U.S. Assets or the Non-U.S. Liabilities, it shall use reasonable efforts to obtain the express agreement of the direct or indirect purchaser of such entity to the matters set forth in this Section 5.6. Seller agrees to make available to Purchaser such information, to the extent reasonably available, as shall be reasonably necessary for Purchaser to obtain insurance coverage for the Business.

                  (b) To the extent that Seller has, prior to the date hereof, filed a claim under a Seller Corporate Policy (which, for purposes of clarity, shall not include any self-insurance policy or balance sheet reserve) or elects to file such a claim after the date hereof and (i) such claim primarily relates to a Loss incurred by the Business and (ii) Seller has not yet, as of the date hereof, recovered any amounts pursuant to such claim, Seller will pay to the Company any proceeds recovered from such claim, less the actual costs and expenses incurred by Seller in obtaining such recovery. Notwithstanding the foregoing, neither Purchaser nor the Company may make a claim for indemnification pursuant to Article VII hereof for Losses for which it has received such insurance proceeds.

                  Section 5.7 Names Following Closings.
                              ------------------------
                  (a) Purchaser acknowledges that the Philips name is and shall remain the property of Seller and that nothing in this Agreement or any Ancillary Agreement shall transfer or shall operate as an agreement to transfer any right, title or interest in the Philips name to Purchaser or any affiliate of Purchaser.

                  (b) Subject to the Trademark Transfer and License Agreement attached hereto as Exhibit B, Purchaser agrees that it shall not, and shall cause its Affiliates and, following the Closing, the Company, not to make any use of any trade marks or business or corporate names consisting of or incorporating the Philips name or any trade mark or business or corporate name or logo confusingly similar thereto in relation to any goods or services or in the conduct of its business from time to time.

                  (c) Seller shall, immediately prior to the Closing, cause the Company to change its corporate name to a name that does not include the Philips name or any name intended or likely to be confused or associated with the Philips name.

                  Section 5.8 Special Dividend. Subject to applicable law
                              ----------------
(including any applicable law governing fiduciary obligations), immediately prior to the Closing, the Company may declare and pay to PENAC a special dividend equal to all or a portion of the cash or cash equivalents held by the Company immediately prior to the Closing.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

                  Section 6.1 Conditions to the Obligations of Purchaser and
                              ----------------------------------------------
Seller. The obligations of the Parties to effect the Closing are subject to the
------
reasonable satisfaction (or waiver) prior to the Closing of the following conditions:

                  (a) Competition Laws. All required filings under any
                      ----------------
applicable Competition Laws shall have been made and any required waiting period under such laws applicable to the transactions contemplated hereby shall have expired or been earlier terminated and approval shall have been obtained, except those that the failure to make or to obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

                  (b) No Injunctions. No court or governmental authority of
                      --------------
competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or nonappealable judgment, decree, injunction or other order (collectively, "Order") which is in effect on the Closing Date and prohibits the consummation of the purchase of the Company Shares.

                  Section 6.2 Conditions to the Obligations of Purchaser. The
                              ------------------------------------------
obligation of Purchaser to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing, of the following conditions:

                  (a) Representations and Warranties. The representations and
                      ------------------------------
warranties of Seller, PENAC and the Company contained herein shall be true and correct as of the Closing, as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true and correct only as of such date), and Purchaser shall have received certificates to such effect dated the Closing Date and executed by a duly authorized officer of Seller; provided, however, that notwithstanding anything
                              --------  -------
herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties, without regard to any references in such representations or warranties to materiality, are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect or is reasonably likely to prevent or to materially burden or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement.

                  (b) Covenants. The covenants and agreements of Seller, PENAC
                      ---------
and the Company to be performed on or prior to the Closing shall have been duly performed by the Closing in all material respects, taken as a whole, and Purchaser shall have received certificates to such effect dated the Closing Date and executed by a duly authorized officer of Seller.

                  (c) Local Asset Transfer Agreements. Seller shall have
                      -------------------------------
executed and delivered or caused the Local Sellers to execute and deliver, any Local Asset Transfer Agreements that Seller and Purchaser have agreed to execute and deliver pursuant to Section 2.1(e) of this Agreement and any deeds or other instruments of conveyance called for therein.

                  (d) Ancillary Agreements. Seller and the Company shall have
                      --------------------
executed and delivered, and Seller shall have caused the appropriate Local Sellers to execute and deliver, the Ancillary Agreements in substantially the forms attached hereto.

                  (e) Resignations. Purchaser shall have received the written
                      ------------
resignations of each current director and officer of the Company requested by Purchaser.

                  (f) Financial Statements. Seller shall have caused its
                      --------------------
independent auditors to provide to Purchaser any audited financial statements of the Business that Purchaser requires pursuant to Item 7(a) of the Current Report on Form 8-K.

                  Section 6.3 Conditions to the Obligations of Seller. The
                              ---------------------------------------
obligation of Seller to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

                  (a) Representations and Warranties. The representations and
                      ------------------------------
warranties of Purchaser contained herein shall be true and correct as of the Closing, as if made as of the Closing (except that representations and warranties that are made as of a specific date need be true and correct only as of such date), and Seller shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Purchaser; provided, however, that notwithstanding anything herein to the contrary, this
--------  -------
Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct is reasonably likely to prevent or to materially burden or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement.

                  (b) Covenants. The covenants and agreements of Purchaser to be
                      ---------
performed on or prior to the Closing shall have been duly performed by the Closing in all material respects, taken as a whole, and Seller shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Purchaser.

                  (c) Local Asset Transfer Agreements. Purchaser shall have
                      -------------------------------
executed and delivered or caused its relevant Affiliates to execute and deliver, any Local Asset Transfer Agreements that Seller and Purchaser have agreed to execute and deliver pursuant to Section 2.1(e) of this Agreement.

                  (d) Ancillary Agreements. Purchaser shall have executed and
                      --------------------
delivered or caused its relevant Affiliates to execute and deliver the Ancillary Agreements in substantially the forms attached hereto.

                                  ARTICLE VII

                            SURVIVAL; INDEMNIFICATION

                  Section 7.1 Survival. (a) All of the representations and
                              --------
warranties of Seller, PENAC, the Company and Purchaser contained in this Agreement or the Ancillary Agreements shall continue in full force and effect after the date hereof for a period of 18 months after the Closing Date, except that (i) the representations and warranties in Sections 3.1, 3.2, 3.3(d), 3.18 and 3.20 shall have no expiration date, (ii) the representations and warranties in Section 3.11 shall survive until the applicable statute of limitations has run for any such pre-Closing tax period, (iii) the representations and warranties in Section 3.15 shall survive for a period of 5 years after the Closing Date, and (iv) the representations and warranties of Purchaser contained in Sections 4.1 and 4.2 of this Agreement shall have no expiration date.

                  (b) Any claim for a breach of any covenants or agreements of either Purchaser, Seller, the Company or PENAC hereunder or under any of the Ancillary Agreements, must be made by the earlier of (i) 6 months after the date on which the Party making the claim becomes aware or should reasonably have become aware of the breach for which indemnification is sought and (ii) unless any covenant or agreement by its express terms survives for a different period of time, 2 years after the Closing, except in the case of a claim relating to Taxes under Section 5.3(e) hereof, in which case such claim must only be made within 60 days after the expiration of the applicable statute of limitations (or extensions or waivers thereof) in relation to the Taxes for which an indemnity is sought.

                  (c) It is understood that in the event notice of any claim for indemnification under this Agreement or the Ancillary Agreements shall have been given (in accordance with Section 9.1) within the applicable survival period, the claims and rights to indemnification relating to such breaches of representations and warranties, covenants or agreements that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved; provided that the Party making such claim is diligently
                  --------
pursuing it throughout.

                  Section 7.2 Indemnification by Purchaser. Purchaser hereby
                              ----------------------------
agrees that it shall indemnify, defend and hold harmless Seller, PENAC, the Local Sellers, their Affiliates and if applicable, Seller's and each Local Seller's successors and permitted assigns (the "Seller Indemnified Parties")
                                                --------------------------
from, against and in respect of any direct damages, losses, charges, deficiencies, interest, penalties, and reasonable costs and expenses (including reasonable attorneys' fees (except with respect to any litigation between an Indemnifying Party and an Indemnified Party (each as defined below), to the extent the Indemnifying Party is the prevailing party therein)) and excluding any indirect, special, incidental or consequential damages, in any of such cases, whether or not foreseeable (such as, without limitation, punitive damages, loss of anticipated profits, prospective profits or savings) (collectively, "Losses") asserted against and imposed on or sustained, incurred
                ------
or suffered by any of the Seller Indemnified Parties in any such case to the extent arising out of (i) any matter constituting a breach of any representation or warranty made by Purchaser or its designees contained in this Agreement or any of the Ancillary Agreements; (ii) the breach of any covenant or agreement of Purchaser or its designees contained in this Agreement or of Purchaser or its designees in the Ancillary Agreements; (iii) the breach by Purchaser or its designees of Section 2.1(b); and (iv) the operation of the Business following the Closing Date. Seller shall not be entitled to recover twice for the same Loss.

                  Section 7.3 Indemnification by Seller and PENAC. Seller and
                              -----------------------------------
PENAC hereby agree that they shall jointly and severally indemnify, defend and hold harmless Purchaser and its Affiliates and, if applicable, Purchaser's successors and permitted assigns (the "Purchaser Indemnified Parties") from,
                                       -----------------------------
against and in respect of any Losses asserted against and imposed on or sustained, incurred or suffered by any of the Purchaser Indemnified Parties in any such case to the extent arising out of (i) any matter constituting a breach of any representation or warranty made by Seller, PENAC or the Company or any of their Affiliates contained in this Agreement or any of the Ancillary Agreements without regard to any references in such representation or warranty to materiality or to whether or not such a breach would result in a Materiality Adverse Effect and (ii) the breach of any covenant or agreement of Seller, PENAC or the Company (prior to the Closing) or any of their Affiliates contained in this Agreement or any of the Ancillary Agreements. Purchaser shall not be entitled to recover twice for the same Loss.

                  Section 7.4 Third Party Claim Indemnification Procedures.
                              --------------------------------------------
Subject to Section 5.3(e) with respect to Taxes, with respect to third party claims, all claims for indemnification by any Person that may be entitled to indemnification hereunder (an "Indemnified Party") shall be asserted and
                               -----------------
resolved as set forth in this Section 7.4. In the event that any written claim or demand for which a Party may be required to pay an indemnity hereunder (such Party, an "Indemnifying Party") is asserted against or sought to be collected
           ------------------
from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 15 Business Days following such Indemnified Party's receipt of such claim or demand or knowledge thereof, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice");
                                                               ------------
provided, however, that failure to give such notification shall not affect the
--------  -------
indemnification provided hereunder except to the extent that Indemnifying Party shall have been actually prejudiced as a result of such failure. The Indemnifying Party shall have 45 Business Days from its receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (a) whether or not
             -------------
the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (b) whether or not it will defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party; provided, however, that the amount of such costs and expenses that shall be a
--------  -------
liability of the Indemnifying Party hereunder shall be subject to the limitations set forth in this Article VII. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it will defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. If any Indemnified Party desires to participate in any such defense it may do so, provided that unless there is a conflict of interest or there shall exist additional defenses solely applicable to such Indemnified Party, (i) it shall comply with reasonable instructions from the Indemnifying Party, and (ii) its participation shall be at its sole cost and expense. The Indemnifying Party shall not settle a claim or demand without the consent of the Indemnified Party to the extent a settlement imposes a material future, non-monetary obligation on the Indemnified Party, and such consent shall not be unreasonably withheld. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party shall conduct the defense and that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in this Article VII; provided that in any
                                                          --------
case the Indemnified Party shall not settle a claim or demand without the consent of the Indemnifying Party which consent shall not be unreasonably withheld; provided further that notwithstanding the foregoing, if the
          -------- -------
Indemnifying Party is not defending the relevant claim as permitted hereunder, the Indemnifying Party shall only be liable for Losses of the Indemnified Party as contemplated by this Article VII to the extent reasonably incurred in, and as the result of, a diligent defense by the Indemnified Party of such third party claim or demand. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. Regardless of which Person assumes control of the defense of any claim, each Party shall cooperate and provide the other Party reasonable assistance in the defense thereof.

                  Section 7.5 Computation of Losses Subject to Indemnification.
                              ------------------------------------------------
Losses for which an Indemnified Party would be entitled to indemnification hereunder shall be quantified on an after-Tax basis and otherwise determined net of: (i) any insurance proceeds recovered or recoverable by such Indemnified Party; (ii) indemnity payments to which such party or its Affiliates is entitled from parties other than the Indemnifying Party hereunder in respect of such matter; (iii) aggregate reserves reflected in the Final Statement of Net Operating Capital or adjustments to the Purchase Price which relate to the Loss being determined hereunder; and (iv) any other economic benefit (including any Tax savings and benefits of Tax losses and deferrals) realized by such party or its Affiliates by the receipt of cash, cash equivalents or other customarily quantifiable property by such party in respect of such matter, or any other direct demonstrable economic gain, except that with respect to Losses in the nature of additional Taxes, (a) such economic benefit need not be in the form of cash, cash equivalents or customarily quantifiable property, and (b) with respect to adjustments relating to the timing of Tax deductions and similar items, such losses shall be limited to the time value of the Loss. Notwithstanding anything to the contrary, Losses shall not include any damages to the extent attributable to a failure to mitigate damages after the Indemnified Party or its Affiliates became aware of the event or omissions which caused such damages (it being understood that the concept of mitigation of damages shall be applied with regard to what is commercially reasonable under the circumstances).

                  Section 7.6 Threshold for Recovery; Aggregate Limit on
                              ------------------------------------------
Indemnity. Seller and PENAC shall not be required to indemnify any Purchaser
---------
Indemnified Party, and Seller and PENAC shall not have any liability pursuant to this Article VII (a) for any individual items where the Loss relating thereto is less than EUR 25,000 and (b) unless the aggregate for all such Losses for which Seller and PENAC would, but for this clause (b), be liable thereunder exceeds EUR 2,400,000, and then only be entitled to recover Losses in excess of such threshold, except for Losses relating to Excluded Liabilities which shall be recoverable in their entirety. The maximum aggregate liability of Seller (on behalf of itself and as agent for the Local Sellers) and PENAC to all Purchaser Indemnified Parties taken together for all Losses by all Purchaser Indemnified Parties with respect to this Agreement and the Ancillary Agreements shall not exceed EUR 40,000,000; provided, however, that notwithstanding the foregoing, there shall be no limitation of the maximum aggregate liability of Seller and PENAC to any Purchaser Indemnified Party relating to the Excluded Liabilities.

                  Section 7.7 Knowledge . If prior to the Closing (i) Purchaser
                              ---------
has knowledge of any breach by Seller or PENAC of any representation, warranty or covenant contained in this Agreement as a result of supplemental disclosure pursuant to Section 5.2(f), (ii) Seller or PENAC has specifically acknowledged in writing to Purchaser that the effect of such breach is a failure of any condition to Purchaser's obligations set forth in Article VI, and (iii) Purchaser does not terminate this contract pursuant to Section 8.1(f), Purchaser shall be deemed to have waived such breach and Purchaser and its successors, assigns and Affiliates shall not be entitled to sue for damages or to assert any other right or remedy for any Losses arising from any matters relating to such condition or breach, notwithstanding anything to the contrary contained herein or in any certificate delivered pursuant hereto.

                  Section 7.8 Exclusive Remedy; Limitation on Liability.
                              -----------------------------------------
Notwithstanding anything else to the contrary contained in this Agreement, the Ancillary Agreements or otherwise, Purchaser Indemnified Parties' sole and exclusive remedy against Seller, PENAC and the Local Sellers and Seller Indemnified Parties' sole and exclusive remedy against Purchaser and the Company, excluding claims prior to the Closing for specific performance of any of the transactions contemplated hereby or other equitable remedy and claims arising out of or relating to alleged fraudulent conduct, and subject always to any additional remedies contemplated in the Ancillary Agreements, shall be a claim for indemnification made pursuant to this Article VII.

                  Section 7.9 Recovery for Lost Profits. Subject to the other
                              -------------------------
provisions of this Agreement, including Sections 7.4, 7.5 and 7.6 hereof, a Purchaser Indemnified Party may be entitled to recover pursuant to Section 7.3 hereof for any special, incidental or consequential damages (such as loss of anticipated profits, prospective profits or savings) directly related to a breach of the representations and warranties made pursuant to Sections 3.6, 3.7, 3.8, 3.13, 3.21, 3.25 and 3.30.

                                  ARTICLE VIII

                                   TERMINATION

                  Section 8.1 Termination. This Agreement may only be terminated
                              -----------
by specific and detailed written notice setting forth the basis for the termination, including, as applicable, details of the conditions which have not been satisfied, to all other Parties at any time prior to the Closing as follows:

                  (a) By agreement of Purchaser and Seller;

                  (b) By either Purchaser or Seller if any Order permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated herein shall become final and non-appealable or if any Order for a preliminary injunction has been issued pursuant to any United States Competition Law;

                  (c) By Seller, by giving written notice of such termination to Purchaser, if the Closing shall not have occurred on or prior to December 31, 2002; provided that neither Seller nor the Company is in material breach of its
      --------
obligations under this Agreement;

                  (d) By Purchaser, by giving written notice of such termination to Seller, if the Closing shall not have occurred on or prior to December 31, 2002; provided that Purchaser is not in material breach of its obligations under
      --------
this Agreement;

                  (e) By Seller, if there has been a material breach by Purchaser of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by any Seller or the Company to Purchaser, and as a result of any such material breach or breaches either of the conditions set forth in Section 6.3(a) or (b) would not be satisfied at the Closing; or

                  (f) By Purchaser, if there has been a material breach by Seller, any Local Seller or the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Purchaser to the party committing such material breach, and as a result of any such breach or breaches either of the conditions set forth in Section 6.2(a) or (b) would not be satisfied at the Closing.

                  (g) By Purchaser or Seller, by giving written notice of such termination to the other Parties, if the Closing shall not have occurred on or prior to September 25, 2002 because of an inability of Seller or its independent auditors to satisfy the condition to Closing set forth in Section 6.2(f); provided that neither party shall have a right to terminate pursuant to this
--------
8.1(g) if, on or prior to September 25, 2002, Purchaser notifies Seller in writing that it waives compliance with Section 6.2(f).

                  Section 8.2 Effect of Termination. In the event of the
                              ---------------------
termination of this Agreement in accordance with Section 8.1 hereof, this Agreement shall thereafter become void and have no effect, and no Party shall have any liability to any other Party, their successors or permitted assigns or with respect to their respective Affiliates, directors, officers or employees, except for the obligations of the Parties contained in this Section 8.2, the confidentiality provisions in Sections 5.2(g), 5.3(a) and 5.3(g) and Article IX and except that nothing herein will relieve any Party from liability, pursuant to Article VII, for any breach of this Agreement prior to such termination.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1 Notices. All notices or other communications
                              -------
hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by an international courier service, or by telecopier, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

                          To Purchaser, or to the Company after the Closing:

                                   C-COR.NET CORP.
                                   60 Decibel Road
                                   State College, PA  16801
                                   USA
                                   Telephone: (800) 233-2267
                                   Facsimile: (814) 238-4065
                                   Attention:  William T. Hanelly

                          With a copy to:

                                   BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                   1735 Market Street
                                   51st Floor
                                   Philadelphia, PA  19103-7599
                                   Telephone: (215) 665-8500

                                   Telecopy: (215) 864-8999
                                   Attn:  Brian D. Doerner

                          To PENAC:

                                   PHILIPS ELECTRONICS NORTH AMERICA CORPORATION 1251 Avenue of the Americas
                                   New York, NY  10020
                                   Telephone:  (212) 536-0633
                                   Facsimile:  (212) 536-0629
                                   Attention:  General Counsel

                          With a copy to:

                                   SULLIVAN & CROMWELL
                                   125 Broad Street
                                   New York, NY  10004
                                   Telephone:  (212) 558-3653
                                   Telecopy:  (212) 558-3588
                                   Attn:  Neil Anderson

                          To Seller or to the Company prior to the Closing:

                                   KONINKLIJKE PHILIPS ELECTRONICS N.V.
                                   Rembrandt Tower Amstelplein 1
                                   P.O. Box 77900
                                   1070 MX Amsterdam
                                   The Netherlands
                                   Telephone: +31 20 597 7232
                                   Facsimile: +31 20 597 7230
                                   Attention:  General Secretary

                          With a copy to:

                                   SULLIVAN & CROMWELL
                                   125 Broad Street
                                   New York, NY  10004
                                   Telephone:  (212) 558-3653
                                   Telecopy:  (212) 558-3588
                                   Attn:  Neil Anderson

                  Section 9.2 Amendment. Any provision of this Agreement may be
                              ---------
amended if, and only if, such amendment is in writing and signed, in the case of an amendment, by Purchaser, Seller and the Company.

                  Section 9.3 Assignment. No Party to this Agreement may assign
                              ----------
any of its rights or obligations hereunder without the prior written consent of the other Parties hereto which consent may be withheld in the sole discretion of the Party from whom consent is sought, provided that the Non-U.S. Assets may be transferred to and the Non-U.S. Liabilities may be assumed by designees of Purchaser to be determined prior to the Closing..

                  Section 9.4 Entire Agreement. This Agreement (including all
                              ----------------
Disclosure Schedules hereto) contains the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Non-Disclosure Agreement by Philips International B.V. or Seller, on the one hand, and Purchaser, on the other, related to the subject matter of this Agreement (to the extent such agreement would otherwise fall within the notion of prior agreements and understandings as meant in this Section 9.4), which will remain in full force and effect pursuant to the terms thereof. Any subsequent agreement among the Parties in respect of the subject matter hereof shall further be subject to the terms of this Agreement except to the extent such agreement expressly (i) states that it supersedes this Agreement in relevant part and (ii) refers to this Section 9.4.

                  Section 9.5 Disclosure Schedules. If a disclosure is made in
                              --------------------
one of or in any part of any of the Disclosure Schedules to this Agreement, such disclosure will be deemed to have also been made in each other Disclosure Schedule hereto (i) to the extent this Agreement requires such disclosure and
(ii) to the extent it is readily apparent to a reasonable reader (without reference to any underlying documentation other than the Disclosure Schedules themselves or facts) that such disclosure is applicable to such provision, subprovision, section or subsection thereof. The fact that any item or information has been included in any of the Disclosure Schedules to this Agreement shall not be construed to establish, in whole or in part, any standard of the extent disclosure is required (including any standard of materiality), for purposes of the Disclosure Schedules or this Agreement. Without limiting the foregoing, Purchaser and Seller agree and understand that the disclosure of certain information regarding the Business included in the Disclosure Schedules hereto is not required under the terms hereof but shall, in any case, constitute disclosure for all purposes hereunder.

                  Section 9.6 Fulfillment of Obligations. Any obligation of any
                              --------------------------
Party to any other Party under this Agreement or any of the Ancillary Agreements, which obligation is performed, satisfied or fulfilled by a current Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

                  Section 9.7 Parties in Interest; No Third Party Beneficiaries.
                              -------------------------------------------------
This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than

Purchaser, Seller, the Company or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                  Section 9.8 Public Disclosure. Notwithstanding anything herein
                              -----------------
to the contrary, each of the Parties to this Agreement hereby agrees with the other Parties hereto that, except as may be required to comply with the requirements of any applicable Laws, or the rules and regulations of each stock exchange upon which the securities of one of the Parties is listed, no press release or similar public announcement or communication shall ever, whether prior to or subsequent to the Closing, be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in writing in advance by all Parties hereto.

                  Section 9.9 Requests for and Return of Information. (a) All
                              --------------------------------------
requests by Purchaser or any of its representatives for information regarding, or for the opportunity to communicate directly with the current management of, the Business as permitted hereunder shall be made in writing to the legal department of Seller.

                  (b) If for any reason whatsoever the transactions contemplated by this Agreement are not consummated, Purchaser shall promptly return to Seller the Books and Records and all data room contents and other written information related to the Business and all copies or summaries thereof furnished by the Company, Seller, the Business or any of their respective agents, employees, or representatives (including all copies, if any, thereof), and shall not use or disclose the information contained in such books and records or other documents for any purpose or make such information available to any other entity or person.

                  Section 9.10 Expenses. Except as otherwise expressly provided
                              ---------
in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses (expenses incurred by the Company prior to the Closing shall be borne by Seller).

                  Section 9.11 Amounts Paid and Calculated in Euros; Receivables
                              --------------------------------------------------
and Payable Currency. Any amounts which are contemplated to be calculated or
--------------------
paid hereunder shall be calculated and paid in Euros. To the extent any amounts, including, but not limited to, accounts receivable or payable or calculations with respect to net operating capital, are determined in currencies other than the Euros, such amounts shall be converted into Euros using the mid rate of WM/Reuters Closing Spot Rate (as shown on http://www.wmcompany.com) as of the applicable due dates of the receivable or payable, but in any event no later than two days prior to the Closing Date.

                  Section 9.12 No Other Representations or Warranties; No
                              -------------------------------------------
Statements Made as to Projections or Prospects; Authorized Representatives; Bulk
--------------------------------------------------------------------------------
Sales. (a) Except for the representations and warranties contained in Article
-----
III hereof, neither Seller, PENAC, the Local Sellers, the Company, their Affiliates, nor any other Person on behalf of Seller, PENAC, the Local Sellers, the Company or their Affiliates makes any other express or implied representation or warranty in connection with the transactions contemplated hereunder, notwithstanding the delivery or disclosure to Purchaser or any of its representatives or any other Person of any documentation or other information by Seller, PENAC, the Local Sellers, the Company or any of their respective representatives or any other Person with respect to any one or more of the foregoing.

                  (b) Except for the representations and warranties contained in
Article IV hereof, neither Purchaser, nor any other Person on behalf of Purchaser makes any other express or implied representation or warranty in connection with the transactions contemplated hereunder, notwithstanding the delivery or disclosure to Seller, PENAC, the Local Sellers, the Company or any of their representatives or any other Person of any documentation or other information by Purchaser or any of its representatives or any other person with respect to any one or more of the foregoing.

                  (c) Notwithstanding anything else to the contrary, the Parties agree and acknowledge that neither Purchaser, their Affiliates, nor any other Person may rely upon any documents, information or material of any nature, including with respect to any projections, estimates or potential prospects of the Business or the Company or otherwise which may have been discussed with or provided to Purchaser or its representatives at any time, whether pursuant to
Section 5.2(g), 5.3(a) or 5.3(g) or otherwise, and that the only representations and warranties or, without limiting the generality of the foregoing, information as to the status or prospects of Business, upon which Purchaser or the Company, as the case may be, may rely, are as referred to in (a) above.

                  (d) Notwithstanding anything else to the contrary, the Parties agree and acknowledge that no persons who are employed by or are agents of Seller are or were entitled to make any statements or enter into any obligations on behalf of Seller upon which Purchaser may rely other than as are expressly set forth in this Agreement.

                  (e) The Parties waive compliance with the requirements of the bulk sales Laws (or similar Laws for the protection of creditors) of any jurisdiction in connection with the transactions contemplated hereby.

                  Section 9.13 Governing Law and Venue; Waiver of Jury Trial.
                              ----------------------------------------------
(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.1 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.

                  Section 9.14 No Right to Dissolution Under Law; Textual
                               ------------------------------------------
Interpretation of This Agreement to Control. (a) THE PARTIES HEREBY WAIVE ANY
-------------------------------------------
RIGHT TO SEEK OR CLAIM DISSOLUTION OR ANNULMENT OF THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS UNDER APPLICABLE LAW, WHETHER BASED UPON ITS OWN OR ANY OTHER PARTY'S MATERIAL BREACH OR MUTUAL OR UNILATERAL MISTAKE OR OTHERWISE AND ALL PARTIES HEREBY EXPRESSLY CONSENT TO BE LIMITED TO AND TO PURSUE ALL CLAIMS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE ANCILLARY AGREEMENTS, UNDER THE REMEDIES EXPRESSLY PROVIDED FOR OR PERMITTED HEREUNDER.

                  (b) SELLER, PENAC AND PURCHASER ARE BOTH PROFESSIONAL PARTIES WHO HAVE BEEN ADVISED BY PROFESSIONAL ADVISERS AND CONSULTANTS AS WELL AS BY THEIR LEGAL COUNSEL. THIS AGREEMENT ACCURATELY AND CORRECTLY REFLECTS THEIR

AGREEMENT AS TO, AMONGST OTHER THINGS, THE DIVISION OF ECONOMIC AND FINANCIAL RISKS WHICH ARE INHERENT IN TRANSACTIONS OF THIS KIND. ACCORDINGLY, IT IS THEIR EXPRESS WISH THAT IN THE INTERPRETATION OF THIS AGREEMENT THE TEXTUAL INTERPRETATION THEREOF SHALL PREVAIL.

                  Section 9.15 Works Council. The Parties will take into account
                               -------------
the outcome of any consultation procedures under applicable codetermination legislation applicable in member countries of the European Union. In considering such outcome, the Parties will only consider such modifications as are necessary to directly and unambiguously give effect to such outcome.

                  Section 9.16 Counterparts. This Agreement may be executed in
                               ------------
one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this
Section 9.16, provided that receipt of copies of such counterparts is confirmed.

                  Section 9.17 Headings. The heading references herein and the
                               --------
table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  Section 9.18 Severability. The provisions of this Agreement
                               ------------
shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed as of the date first written above.

                                   KONINKLIJKE PHILIPS ELECTRONICS N.V.


                                   By:/s/ D. den Blanken
                                      -------------------------
                                         Name: D. den Blanken
                                         Title: Authorized Signatory


                                   PHILIPS ELECTRONICS NORTH AMERICA CORPORATION


                                   By:/s/ D. den Blanken
                                      -------------------------
                                         Name: D. den Blanken
                                         Title: Authorized Signatory


                                   PHILIPS BROADBAND NETWORKS, INC.


                                   By:/s/ D. den Blanken
                                      -------------------------
                                        Name: D. den Blanken
                                        Title: Authorized Signatory


                                   C-COR.NET CORP.


                                   By:/s/ W. T. Hanelly
                                      -------------------------
                                        Name: W. T. Hanelly
                                        Title: CFO